FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-260277-03

Benchmark 2023-B38

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-260277) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC or any other underwriter, (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein is in addition to information delivered to you as part of the preliminary prospectus relating to the Benchmark 2023-B38 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2023-B38 (the "Offering Document").  The information contained herein should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

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Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Description of the Pacific design center Whole Loan

The following is a summary of the principal provisions of the loan agreement, dated as of January 11, 2023 (as amended by that certain Note Splitter and Loan Agreement Modification Agreement, dated as of February 1, 2023, and as further amended from time to time, the “Pacific Design Center Loan Agreement”), by and between Pacific Design Center 1, LLC (the “Pacific Design Center Borrower”) and Goldman Sachs Bank USA (“GS Bank” or, in such capacity, the “Lender”), in its capacity as lender, and the other documents executed by the Pacific Design Center Borrower and other applicable parties in connection with the origination of the Pacific Design Center Whole Loan (collectively, the “Pacific Design Center Loan Documents”). This summary does not purport to be complete and is qualified in its entirety by reference to the Pacific Design Center Loan Documents.

General

The Pacific Design Center Whole Loan was originated by GS Bank, as lender, on January 11, 2023 (the “Pacific Design Center Origination Date”) and subsequently acquired by the Mortgage Loan Seller. On or prior to the Closing Date, the Mortgage Loan Seller will assign the Pacific Design Center Mortgage Loan and the Trust Subordinate Companion Loan (including all interest that accrues on the Pacific Design Center Mortgage Loan and the Trust Subordinate Companion Loan from and after the Cut-off Date) to the Depositor and the Depositor will subsequently assign the Pacific Design Center Mortgage Loan and the Trust Subordinate Companion Loan to the Issuing Entity. As of the Cut-off Date, the outstanding principal balance of the Pacific Design Center Whole Loan is expected to be $265,000,000 (the “Pacific Design Center Whole Loan Amount”).

The Pacific Design Center Whole Loan is a ten-year fixed-rate interest-only mortgage loan and is evidenced by ten promissory notes (each, a “Pacific Design Center Note” and together, the “Pacific Design Center Notes”), secured by the Pacific Design Center Mortgaged Property: the Pacific Design Center Mortgage Loan and the Trust Subordinate Companion Loan.

The maturity date of the Pacific Design Center Whole Loan is the date on which the final payment of principal of the Pacific Design Center Notes becomes due and payable in accordance with the terms of the Pacific Design Center Loan Documents, whether in February 6, 2033 (the “Pacific Design Center Stated Maturity Date”), by declaration of acceleration, extension or otherwise (the “Pacific Design Center Maturity Date”).

The Pacific Design Center Loan Documents require the Pacific Design Center Borrower to pay interest on the Pacific Design Center Whole Loan as described in “—Payments on the Whole Loan—Principal and Interest Payments” below.

Security

The Pacific Design Center Whole Loan is secured by, among other things, the Pacific Design Center Mortgaged Property, any improvements erected or installed thereon and all personal property owned by the Pacific Design Center Borrower and encumbered by the Pacific Design Center Loan Documents, together with all rights pertaining to the Pacific Design Center Mortgaged Property and improvements, all revenue derived from the ownership and operation of the Pacific Design Center Mortgaged Property and all other collateral under the Pacific Design Center Loan Documents.

Non-Recourse Provisions and Exceptions

Recourse on the Pacific Design Center Whole Loan generally may be had only against the collateral and other assets that have been pledged to secure the Pacific Design Center Whole Loan. In limited customary circumstances, recourse may be had against the Pacific Design Center Borrower or the Pacific Design Center Guarantor pursuant to the indemnification agreement described further below.

Subject to the qualification below, the Lender will not enforce the liability and obligation of the Pacific Design Center Borrower to perform and observe the obligations in the Pacific Design Center Loan

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Documents by any action or proceeding wherein a money judgment or any deficiency judgment or any other judgment establishing personal liability will be sought against the Pacific Design Center Borrower, the Pacific Design Center Guarantor, any legal representatives, successors or assigns of any of the foregoing or any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent, or affiliate of any of the foregoing (collectively, the “Exculpated Parties”), except that the Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable the Lender to enforce and realize upon its interest under the other Pacific Design Center Loan Documents, or in the Pacific Design Center Mortgaged Property, the rents, or any other collateral given to the Lender pursuant to the Pacific Design Center Loan Documents; provided, however, that, except as specifically provided in the Pacific Design Center Loan Agreement, any judgment in any such action or proceeding will be enforceable against the Pacific Design Center Borrower only to the extent of the Pacific Design Center Borrower’s interest in the Pacific Design Center Mortgaged Property, in the rents and in any other collateral given to the Lender, and the Lender will not sue for, seek or demand any deficiency judgment against the Pacific Design Center Borrower or any of the Exculpated Parties in any such action or proceeding under or by reason of or under or in connection with the Pacific Design Center Loan Documents.

This provision does not waive, release or impair any obligation evidenced or secured by any of the Pacific Design Center Loan Documents, impair the right of Lender to name the Pacific Design Center Borrower as a party defendant in any action or suit for foreclosure and sale under the mortgage, affect the validity or enforceability of any indemnity, guaranty or similar instrument (including, without limitation, indemnities set forth in the Pacific Design Center Loan Agreement, in the Pacific Design Center Guaranty and the Environmental Indemnity Agreement) made in connection with the Pacific Design Center Whole Loan or any of the rights and remedies of the Lender thereunder (including, without limitation, the Lender’s right to enforce said rights and remedies against the Pacific Design Center Borrower and/or the Pacific Design Center Guarantor (as applicable) personally and without the effect of the exculpatory provisions set forth under this subheading “—Non-Recourse Provisions”), impair the rights of the Lender to obtain the appointment of a receiver and/or enforce its rights and remedies provided in the Pacific Design Center Loan Agreement, impair the enforcement of the assignment of leases and rents contained in the mortgage and in any other Pacific Design Center Loan Documents, impair the right of the Lender to enforce the provisions described under the subheading “—Financial Reporting” of the Pacific Design Center Loan Agreement, constitute a prohibition against the Lender to seek a deficiency judgment against the Pacific Design Center Borrower in order to fully realize the security granted by the mortgage or to commence any other appropriate action or proceeding in order for the Lender to exercise its remedies against the Pacific Design Center Mortgaged Property or constitute a waiver of the right of the Lender to enforce the liability and obligation of the Pacific Design Center Borrower, by money judgment or otherwise, to the extent of any losses incurred by the Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(i)  fraud or intentional misrepresentation by any Pacific Design Center Borrower Party in connection with the Pacific Design Center Whole Loan;

(ii) the willful misconduct of any Pacific Design Center Borrower Party;

(iii)  any action of any Pacific Design Center Borrower Party that delays, opposes, impedes, obstructs, hinders, enjoins or otherwise interferes with or frustrates the efforts of the Lender to exercise any rights and remedies available to the Lender as provided in the Pacific Design Center Loan Agreement and in the other Pacific Design Center Loan Documents;

(iv)  physical waste to the Pacific Design Center Mortgaged Property caused by the intentional acts or intentional omissions of any Pacific Design Center Borrower Party and/or the removal or disposal of any portion of the Pacific Design Center Mortgaged Property after a Pacific Design Center Loan Event of Default;

(v)   the misappropriation or conversion by any Pacific Design Center Borrower Party of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Pacific Design Center Mortgaged Property (or any portion thereof), (B) any awards or other amounts received in

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connection with a Condemnation of all or a portion of the Pacific Design Center Mortgaged Property, (C) any rents following a Pacific Design Center Loan Event of Default or during a Trigger Period or (D) any security deposits or rents collected in advance other than in accordance with the terms of the applicable lease;

(vi)  failure of any Pacific Design Center Borrower Party to pay taxes in accordance with the terms and provisions of the Pacific Design Center Loan Documents to the extent that the Pacific Design Center Mortgaged Property generated sufficient cash flow in the immediately preceding six month period to pay the same (provided, however, that there will be no personal liability under this subsection solely for the failure to pay taxes if (A) sufficient sums had been reserved under the Pacific Design Center Loan Agreement for the express purpose of paying the taxes in question and the Lender failed to pay same and (B) the Lender’s access to such sums was not restricted or constrained by any action taken by or on behalf of any Pacific Design Center Borrower Party in any manner);

(vii) failure of any Pacific Design Center Borrower Party to pay insurance premiums, to maintain the Policies in full force and effect and/or to provide the Lender evidence of the same, in each case, as expressly provided in the Pacific Design Center Loan Agreement (provided, however, that there will be no personal liability under this subsection for the aforementioned failures to the extent that, in each case, (A) each applicable failure is itself a failure to pay insurance premiums or is solely as a result of a failure to pay insurance premiums and (B)(1) the Pacific Design Center Mortgaged Property generated insufficient cash flow (assuming said cash flow is applied in accordance with the “waterfall” described under “—Property Cash Flow Allocation”) in the immediately preceding six month period to pay the insurance premiums in question or (2)(I) sufficient sums had been reserved under the Pacific Design Center Loan Agreement for the express purpose of paying the insurance premiums in question and the Lender failed to pay same and (II) the Lender’s access to such sums was not restricted or constrained by any action taken by or on behalf of the Pacific Design Center Borrower or the Pacific Design Center Guarantor in any manner);

(viii)  any security deposits, advance deposits or any other deposits collected with respect to the Pacific Design Center Mortgaged Property which are not delivered to the Lender upon a foreclosure of the Pacific Design Center Mortgaged Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the leases prior to the occurrence of the Pacific Design Center Loan Event of Default that gave rise to such foreclosure or action in lieu thereof;

(ix)    any breach of the Pacific Design Center Borrower’s disclosure obligations under the Pacific Design Center Loan Agreement;

(x)     any fees or commissions paid by the Pacific Design Center Borrower to any affiliate in violation of the Pacific Design Center Loan Documents during a Trigger Period;

(xi)    without limitation of any Springing Recourse Event below, any violation or breach of any representation, warranty or covenant contained in the Single Purpose Entity Covenants;

(xii)   the Pacific Design Center Borrower (a) fails to establish any Restricted Account pursuant to the provisions of the Pacific Design Center Loan Documents relating to cash management, (b) fails to deliver any tenant direction notice in accordance with the terms of the provisions of the Pacific Design Center Loan Documents relating to cash management or (c) fails to appoint a new property manager upon the request of the Lender or fails to comply with any limitations (the type and scope of which are expressly contemplated in the Pacific Design Center Loan Documents) on instructing the Property Manager, each as required by and in accordance with, as applicable, the terms and provisions of, the Pacific Design Center Loan Agreement and the other Pacific Design Center Loan Documents;

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(xiii)  the provisions of the Pacific Design Center Loan Agreement regarding securitization are violated or breached; and/or

(xiv)  any voluntary indebtedness in the nature of mortgage and/or mezzanine debt in violation of the Pacific Design Center Loan Documents.

The events set forth in clauses (i) through (xiv) above are referred to in this Offering Memorandum as “Limited Recourse Events”.

In addition, the Pacific Design Center Whole Loan will be fully recourse to the Pacific Design Center Borrower, in the event that any of the following occur (each, a “Springing Recourse Event” and, together with the Limited Recourse Events, the “Guaranteed Obligations”):

(i)    the first full monthly payment of principal and interest under the Pacific Design Center Notes is not paid when due;

(ii)    any representation, warranty or covenant as described in “—SPE Covenants” or “—Permitted Transfers” is violated or breached (provided that with respect to any such violation or breach of the representations, warranties or covenants described in “—SPE Covenants”, such violation or breach is cited by a court, in a proceeding with respect to creditors rights laws involving any one or more constituent owner(s) of the Pacific Design Center Borrower and/or SPE Component Entity (any such person, a “Bankrupt Person”), ordering the substantive consolidation of the assets and liabilities of Pacific Design Center Borrower and/or SPE Component Entity with the assets and liabilities of any Bankrupt Person on the basis of, among other things, such violation or breach,); or

(iii)    a Bankruptcy Event occurs.

The Pacific Design Center Guarantor delivered to the lender a guaranty (the “Pacific Design Center Guaranty”) of the Guaranteed Obligations, all attorneys’ fees and all other costs and expenses incurred by the Lender in the enforcement of the Lender’s rights under Pacific Design Center Guaranty, including, without limitation, all attorneys’ fees, costs and expenses, investigation costs and all court costs. Pursuant to the Pacific Design Center Guaranty, the Pacific Design Center Guarantor has covenanted to maintain a net worth (excluding any equity attributable to the Pacific Design Center Mortgaged Property) of not less than $300,000,000 and liquidity of not less than $30,000,000 (such covenants, collectively, the “Guarantor Financial Covenants”).

“Affiliated Property Manager” means any managing agent of the Pacific Design Center Mortgaged Property in which the Pacific Design Center Borrower, the Pacific Design Center Guarantor, any SPE Component Entity (if any) or any affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest.

“Bankruptcy Event” means the occurrence of any one or more the of the following: (i) the Pacific Design Center Borrower or any SPE Component Entity commences any case, proceeding or other action (A) under the Bankruptcy Code and/or any creditors rights laws seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, liquidation or dissolution or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; (ii) the Pacific Design Center Borrower or any SPE Component Entity makes a general assignment for the benefit of its creditors; (iii) any Pacific Design Center Borrower Party (or affiliate thereof) files, or joins or colludes in the filing of, (A) an involuntary petition against the Pacific Design Center Borrower or any SPE Component Entity under the Bankruptcy Code or any other creditors rights laws, or solicits or causes to be solicited or colludes with petitioning creditors for any involuntary petition under the Bankruptcy Code or any other creditors rights laws against the Pacific Design Center Borrower or any SPE Component Entity or (B) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of the Pacific Design Center Borrower’s or any SPE Component Entity’s assets; (iv) the Pacific Design Center Borrower or any SPE Component Entity files an answer consenting to or

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otherwise acquiescing in or joining in any involuntary petition filed against it, by any other person under the Bankruptcy Code or any other creditors rights laws, or solicits or causes to be solicited or colludes with petitioning creditors for any involuntary petition from any person; (v) any Restricted Party (or affiliate thereof) consents to or affirmatively acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for the Pacific Design Center Borrower, any SPE Component Entity or any portion of the Pacific Design Center Mortgaged Property; (vi) the Pacific Design Center Borrower or any SPE Component Entity makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (vii) any Pacific Design Center Borrower Party (or affiliate thereof) contesting or opposing any motion made by the Lender to obtain relief from the automatic stay or seeking to reinstate the automatic stay in the event of any proceeding under the Bankruptcy Code or any other creditors rights laws involving the Pacific Design Center Borrower or any SPE Component Entity; and (viii) any Restricted Party (or affiliate thereof) taking any action in furtherance of, in collusion with respect to or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in items (i) through (vii) above.

“Pacific Design Center Borrower Party” means each of the Pacific Design Center Borrower, any SPE Component Entity, any Affiliated Property Manager and the Pacific Design Center Guarantor.

“Pacific Design Center Guarantor” means Charles S. Cohen, an individual and any successor to and/or replacement of the foregoing person, in each case, pursuant to and in accordance with the applicable terms and conditions of the Pacific Design Center Loan Documents.

“Pacific Design Center Guaranty” means that certain limited recourse guaranty, dated January 11, 2023, between the Lender and the Pacific Design Center Guarantor.

“Restricted Party” means the Pacific Design Center Borrower, the Pacific Design Center Guarantor, any SPE Component Entity, any Affiliated Property Manager, or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of the Pacific Design Center Borrower, the Pacific Design Center Guarantor, any SPE Component Entity, any Affiliated Property Manager or any non-member manager.

Payments on the Whole Loan

The entire outstanding principal balance of the Pacific Design Center Whole Loan, together with all accrued and unpaid interest and all other amounts due under the Pacific Design Center Loan Documents, will be due and payable by the Pacific Design Center Borrower on the Pacific Design Center Maturity Date. Except in connection with a release of the mortgage or payment in connection with a casualty or condemnation, in each case provided under the Pacific Design Center Loan Agreement, the Pacific Design Center Borrower will not be required to make any scheduled payments of principal prior to the Pacific Design Center Maturity Date.

Payments on the Pacific Design Center Whole Loan are required to be made on the 6th day of each calendar month occurring during the term of the Pacific Design Center Loan Agreement, which term will expire upon repayment in full of the debt and full performance of each and every obligation to be performed by the Pacific Design Center Borrower pursuant to the Pacific Design Center Loan Documents (each, a “Pacific Design Center Loan Payment Date”). The first Pacific Design Center Loan Payment Date was March 6, 2023.

Principal and Interest Payments

On each Pacific Design Center Loan Payment Date, the Pacific Design Center Borrower is required to pay to the Lender interest on the outstanding principal balance accrued at the Pacific Design Center Whole Loan Interest Rate during the applicable Pacific Design Center Interest Accrual Period (the “Pacific Design Center Monthly Debt Service Payment Amount”) (except that interest will be payable at the Pacific Design Center Default Rate during the continuance of a Pacific Design Center Loan Event of Default).

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All payments of interest and principal in respect of the Pacific Design Center Mortgage Loan and the Trust Subordinate Companion Loan will be applied as set forth in the Pacific Design Center Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu-AB Whole Loan—Pacific Design Center Whole Loan” in the Prospectus.

Provided no Pacific Design Center Loan Event of Default has occurred and remains uncured, the Pacific Design Center Borrower will have the right at any time after the Release Date and prior to the Pacific Design Center Maturity Date, to voluntarily defease the entire Pacific Design Center Whole Loan and obtain a release of the lien of the mortgage by providing the Lender with the Total Defeasance Collateral (a “Total Defeasance Event”), subject to the satisfaction of the following conditions precedent:

(i)    the Pacific Design Center Borrower must provide the Lender not less than 30 days’ notice (or such shorter period of time if permitted by the Lender in its sole discretion) but not more than 90 days’ notice specifying a date (the “Total Defeasance Date”) on which the Total Defeasance Event is to occur (such notice, the “Defeasance Notice”). The Pacific Design Center Borrower may, at any time prior to the contemplated Total Defeasance Date set forth in the Defeasance Notice either revoke a Defeasance Notice or re-schedule the defeasance for a later date that is no later than 30 days beyond the originally contemplated defeasance date (a “Defeasance Notice Revocation”), provided that the Pacific Design Center Borrower reimburses the Lender for any actual and out-of-pocket costs and expenses, including reasonable attorney’s fees and disbursements, reasonably incurred in connection with preparing for the defeasance and/or the revocation of the Defeasance Notice;

(ii)    unless otherwise agreed to in writing by the Lender, the Pacific Design Center Borrower must pay to the Lender (A) all payments of principal and interest due and payable on the Pacific Design Center Whole Loan to and including the Total Defeasance Date (provided that if such Total Defeasance Date is not a Pacific Design Center Loan Payment Date, the Pacific Design Center Borrower must also pay to the Lender all payments of principal and interest due on the Pacific Design Center Whole Loan to and including the next occurring Pacific Design Center Loan Payment Date); (B) all other sums, if any, due and payable under the Pacific Design Center Loan Documents through and including the Total Defeasance Date (or, if the Total Defeasance Date is not a Pacific Design Center Loan Payment Date, the next occurring Pacific Design Center Loan Payment Date); (C) all escrow, closing, recording, legal, Rating Agency and other fees, costs and expenses paid or incurred by the Lender or its agents in connection with the Total Defeasance Event, the release of the lien of mortgage on the Pacific Design Center Mortgaged Property, the review of the proposed Total Defeasance Collateral and the preparation of the Security Agreement and related documentation; and (D) any revenue, documentary stamp, intangible or other taxes, charges or fees due in connection with the transfer or assumption of the Pacific Design Center Notes or the Total Defeasance Event;

(iii)    The Pacific Design Center Borrower must deposit the Total Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of the Pacific Design Center Loan Agreement relating to the Defeasance Collateral Account;

(iv)    The Pacific Design Center Borrower must execute and deliver to the Lender a Security Agreement in respect of the Defeasance Collateral Account and the Total Defeasance Collateral;

(v)    The Pacific Design Center Borrower must deliver to the Lender (i) an opinion of counsel for the Pacific Design Center Borrower that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that (A) the Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Total Defeasance Collateral; (B) the Total Defeasance Event will not result in a deemed exchange for purposes of the IRS Code and will not adversely affect the status of the Pacific Design Center Notes as indebtedness for federal income tax purposes; and (C) delivery of the Total Defeasance Collateral and the grant of a security interest therein to the Lender will not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law; (ii) a REMIC opinion with respect to the Total

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Defeasance Event; and (iii) a new non-consolidation opinion with respect to a successor Pacific Design Center Borrower;

(vi)    The Pacific Design Center Borrower must deliver to the Lender a Rating Agency Confirmation as to the Total Defeasance Event;

(vii)    The Pacific Design Center Borrower must deliver an officer’s certificate certifying that the requirements set forth in the Pacific Design Center Loan Agreement have been satisfied;

(viii)    The Pacific Design Center Borrower must deliver a certificate of a nationally recognized public accounting firm acceptable to the Lender certifying that the Total Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments; and

(ix)    The Pacific Design Center Borrower must deliver such other certificates, opinions, documents and instruments as the Lender may reasonably request.

On or after the Pacific Design Center Loan Payment Date occurring six months prior to the Pacific Design Center Stated Maturity Date (the “Prepayment Release Date”), the Pacific Design Center Borrower may, provided that no Pacific Design Center Loan Event of Default has occurred and is continuing, at its option and upon 30 days’ prior notice to the Lender (or such shorter period of time as may be permitted by the Lender in its sole discretion) (which notice must specify the proposed prepayment date) (the “Prepayment Notice”), prepay the debt in whole on any date without payment of any prepayment premium or penalty (including, without limitation, any Default Yield Maintenance Premium).

In the event that, and for so long as, any Pacific Design Center Loan Event of Default has occurred and is continuing, (i) the then outstanding principal balance of the Pacific Design Center Whole Loan will accrue interest at the Pacific Design Center Default Rate, calculated from the date the applicable Pacific Design Center Loan Event of Default occurred, (ii) without limitation of any rights or remedies contained in the Pacific Design Center Loan Agreement and/or in any other Pacific Design Center Loan Document, any interest accrued at the Pacific Design Center Default Rate in excess of the interest component of the Pacific Design Center Monthly Debt Service Payment Amount will, to the extent not already paid and/or due and payable under the Pacific Design Center Loan Agreement, be due and payable on each Pacific Design Center Loan Payment Date and (iii) all references in any Pacific Design Center Loan Document to the “Interest Rate” will be deemed to refer to the Pacific Design Center Default Rate.

Calculations of interest on the Pacific Design Center Notes will be made on the basis of a 360-day year and the actual number of days elapsed in the related Pacific Design Center Interest Accrual Period.

In certain instances, the Pacific Design Center Whole Loan may be required to be prepaid in the event of a Casualty or Condemnation. See “—Risk Management—Casualty and Condemnation” below.

“Loan A Interest Rate” means a rate per annum equal to 5.94107142857143%.

“Loan B Interest Rate” means a rate per annum equal to 15.5%.

“Default Yield Maintenance Premium” means an amount equal to the greater of (i) 3% of the amount of debt prepaid or (ii) the Yield Maintenance Premium.

“Defeasance Collateral Account” means an account established by the Pacific Design Center Borrower to hold the Total Defeasance Collateral.

“Pacific Design Center Default Rate” means, with respect to the Pacific Design Center Whole Loan, a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law or (ii) 4% above the Pacific Design Center Whole Loan Interest Rate.

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“Pacific Design Center Interest Accrual Period” means the period beginning on (and including) the 6th day of a calendar month during the term of the Pacific Design Center Whole Loan and ending on (and including) the 5th day of the next succeeding calendar month.

“Pacific Design Center Whole Loan Interest Rate” , means (a) with respect to the Pacific Design Center A Notes, the Loan A Interest Rate, and (b) with respect to the Pacific Design Center B Notes, the Loan B Interest Rate.

“Release Date” means the earlier to occur of (i) the third anniversary of the Pacific Design Center Origination Date and (ii) the date that is two (2) years from the “startup day” (within the meaning of Section 860G(a)(9) of the IRS Code) of the REMIC Trust established in connection with the last securitization involving any portion of or interest in the Pacific Design Center Whole Loan.

“Scheduled Defeasance Payments” means scheduled payments of interest and principal under the Pacific Design Center Loan Agreement for all Pacific Design Center Loan Payment Dates occurring after the Total Defeasance Date and up to and including the Prepayment Release Date (assuming the Pacific Design Center Notes are prepaid in full as of such Prepayment Release Date and including the outstanding principal balance and accrued interest on the Pacific Design Center Whole Loan as of such Prepayment Release Date), and all payments required after the Total Defeasance Date, if any, under the Pacific Design Center Loan Documents for servicing fees, rating surveillance charges (to the extent applicable) and other similar charges.

“Total Defeasance Collateral” means government securities, which provide payments (i) on or prior to, but as close as possible to, the business day immediately preceding all Pacific Design Center Loan Payment Dates and other scheduled payment dates, if any, under the Pacific Design Center Loan Agreement after the Total Defeasance Date and up to and including the Prepayment Release Date (assuming the Pacific Design Center Notes are required to be prepaid in full as of such Prepayment Release Date), and (ii) in amounts equal to or greater than the Scheduled Defeasance Payments relating to such Pacific Design Center Loan Payment Dates and other scheduled payment dates.

“Yield Maintenance Premium” means an amount equal to the greater of (a) an amount equal to 1% of the amount prepaid; or (b) an amount equal to the present value as of the date on which the prepayment is made of the Calculated Payments from the date on which the prepayment is made through the Pacific Design Center Stated Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Calculated Payments” means the monthly payments of interest only which would be due based on the principal amount of the Pacific Design Center Whole Loan being prepaid on the date on which prepayment is made and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Pacific Design Center Whole Loan Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” means the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” means the yield calculated by the Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date on which prepayment is made, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Pacific Design Center Stated Maturity Date. In the event Release H.15 is no longer published, the Lender will select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, will the Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. The Lender must notify the Pacific Design Center Borrower of the amount and the basis of determination of the required prepayment consideration. The Lender’s calculation of the Yield Maintenance Premium will be conclusive absent manifest error.

Cash Management Arrangements

The Pacific Design Center Borrower is required to establish an Eligible Account (the “Restricted Account”) pursuant to an agreement (the “Restricted Account Agreement”) in the name of the Pacific Design Center Borrower for the sole and exclusive benefit of the Lender into which Pacific Design Center

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Borrower will be required to deposit, or cause to be deposited, all revenue generated by the Pacific Design Center Mortgaged Property. Pursuant to the Restricted Account Agreement, funds on deposit in the Restricted Account will be transferred on each business day to or at the direction of the Pacific Design Center Borrower unless a Trigger Period exists, in which case such funds will be transferred on each business day to the Cash Management Account.

Upon the first occurrence of a Trigger Period, the Lender, on the Pacific Design Center Borrower’s behalf, is required to establish an Eligible Account (the “Cash Management Account”) with the Lender or servicer, as applicable, in the name of the Pacific Design Center Borrower for the sole and exclusive benefit of the Lender. Upon the first occurrence of a Trigger Period, the Lender, on the Pacific Design Center Borrower’s behalf, will also establish with the Lender or servicer an Eligible Account into which the Pacific Design Center Borrower will be required to deposit, or cause to be deposited the amounts required for the payment of debt service under the Pacific Design Center Whole Loan (the “Debt Service Account”).

So long as the Pacific Design Center Whole Loan remains outstanding, (i) the Pacific Design Center Borrower will be required to, or will be required to cause the Property Manager to, immediately deposit all revenue derived from the Pacific Design Center Mortgaged Property and received by the Pacific Design Center Borrower or the Property Manager, as the case may be, into the Restricted Account; (ii) the Pacific Design Center Borrower must instruct the Property Manager to immediately deposit (A) all revenue derived from the Pacific Design Center Mortgaged Property collected by the Property Manager, if any, pursuant to the Property Management Agreement (or otherwise) into the Restricted Account and (B) all funds otherwise payable to the Pacific Design Center Borrower by the Property Manager pursuant to the Property Management Agreement (or otherwise in connection with the Pacific Design Center Mortgaged Property) into the Restricted Account; (iii) (A) within 30 days of the Pacific Design Center Origination Date, the Pacific Design Center Borrower is required to send a notice to all tenants occupying space at the Pacific Design Center Mortgaged Property directing them to pay all rent and other sums due under the lease to which they are a party into the Restricted Account (such notice, the “Tenant Direction Notice”), (B) simultaneously with the execution of any lease entered into in accordance with the applicable terms and conditions of the Pacific Design Center Loan Agreement, the Pacific Design Center Borrower will be required to furnish each tenant under each such lease the Tenant Direction Notice and (C) the Pacific Design Center Borrower will be required to continue to send the aforesaid Tenant Direction Notices until each addressee thereof complies with the terms thereof; (iv) the Pacific Design Center Borrower will, or will be required to cause the Parking Manager to, immediately deposit the Allocated Amount of Parking Revenue received by the Pacific Design Center Borrower or the Parking Manager, as the case may be, into the Restricted Account; (v) the Pacific Design Center Borrower or any other person will not maintain any other accounts into which revenues from the ownership and operation of the Pacific Design Center Mortgaged Property are directly deposited; and (vi) neither the Pacific Design Center Borrower nor any other person may open any other such account with respect to the direct deposit of income in connection with the Pacific Design Center Mortgaged Property.

“Allocated Amount of Parking Revenue” means (x) for so long as the Parking Manager is engaged under the Parking Management Agreement to manage the parking at the Pacific Design Center Mortgaged Property as well as the parking at the property (including any garage ancillary thereto) located at 750 North San Vincente Boulevard, West Hollywood, California 90069, and known as the Red Building (the “Red Parcel”) (or the management of the parking at the Pacific Design Center Mortgaged Property and the Red Parcel are otherwise under common management), 52% of all revenue collected or otherwise received in respect of such parking at the Pacific Design Center Mortgaged Property and the Red Parcel, and (y) if at any time the management of parking at the Pacific Design Center Mortgaged Property and the Red Parcel is not under common management (i.e., neither the Pacific Design Center Borrower, Parking Manager, nor, any replacement or assignee of Parking Manager or any party that enters into a new parking management agreement with the Pacific Design Center Borrower, is responsible for managing the parking at the Pacific Design Center Mortgaged Property and at the Red Parcel), 100% of all revenue collected or otherwise received solely in respect of parking at the Pacific Design Center Mortgaged Property and in respect of the 183 parking spaces located at the Red Parcel

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that the Pacific Design Center Borrower has an exclusive right to use and enjoy pursuant to the Property Documents.

“Collateral Cure Conditions” are be deemed to exist upon satisfaction of the following by the Pacific Design Center Borrower: The Pacific Design Center Borrower will be required to deposit cash into an account with the Lender (the “Collateral Account”) or deliver to the Lender a letter of credit which, in either case, will serve as additional collateral for the Pacific Design Center Whole Loan (as applicable, the “CCC Collateral”), in an amount reasonably determined by the Lender that would be sufficient if the same were to be deducted from the principal balance of the Pacific Design Center Whole Loan, to cause the NCF Debt Yield to be equal to or greater than 8.0% (collectively, the “NCF Debt Yield Condition”) and thereafter, if the Lender determines in good faith (such determination, a “CCC Insufficiency Determination”) that the amount on deposit in the Collateral Account or, as applicable, the amount of the aforementioned letter of credit, is insufficient to satisfy the NCF Debt Yield Condition, the Pacific Design Center Borrower must within three business days of the CCC Insufficiency Determination either (A) deliver to the Lender an officer’s certificate (I) stating that the Pacific Design Center Borrower has elected not to post additional CCC Collateral and (II) acknowledging of the existence of a Trigger Period (provided that, notwithstanding the existence of such Trigger Period, the Lender is not be required to return the CCC Collateral to the Pacific Design Center Borrower until the conditions described in clauses (x) and (y) below are satisfied) or (B) deposit additional cash collateral or increase the amount of the letter of credit (as applicable) by an amount necessary such that the amount on deposit in the Collateral Account (or the amount of the letter of credit (as applicable)) is sufficient to satisfy the NCF Debt Yield Condition. Notwithstanding the foregoing to the contrary, the CCC Collateral referenced in this definition will be returned to the Pacific Design Center Borrower, provided that no Trigger Period is ongoing, at such time as the NCF Debt Yield (based on the full amount of the debt under the Pacific Design Center Whole Loan (together with any debt under any mezzanine loan) without any imputed deduction for the aforementioned CCC Collateral) will equal or be greater than 8.0% for two consecutive quarters.

“Eligible Account” means a separate and identifiable account from all other funds held by the holding institution that is an account or accounts maintained with a federal or state chartered depository institution or trust company which (a) complies with the definition of Eligible Institution, (b) has a combined capital and surplus of at least $50,000,000 and (c) has corporate trust powers and is acting in its fiduciary capacity. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” means (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation (i) the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” (or its equivalent) from each of the Rating Agencies (in the case of accounts in which funds are held for 30 days or less) and (ii) the long term unsecured debt obligations of which are rated at least “A+” (or its equivalent) from each of the Rating Agencies (in the case of accounts in which funds are held for more than 30 days) or (b) such other depository institution otherwise approved by the Rating Agencies from time-to-time.

“Investment Grade Rating” means, with respect to any Rating Agency, a long-term, unsecured debt rating of not less than “BBB-” (or its equivalent) from such Rating Agency.

“Major Tenant” means Cedars Sinai Medical Center, a California non-profit public benefit corporation, or any successor tenant in all or substantially all of the space currently leased to Cedars Sinai Medical Center at the Pacific Design Center Mortgaged Property.

“Major Tenant Downgrade Sweep Capped Amount” means, with respect to any Major Tenant Downgrade, an amount equal to (i) if the applicable Major Tenant is not in monetary default under any of its leases, $15.00 per square foot leased by such Major Tenant at the Pacific Design Center Mortgaged Property, and (ii) if the applicable Major Tenant is in monetary default under any of its leases, $60.00 per square foot leased by such Major Tenant at the Pacific Design Center Mortgaged Property.

“Major Tenant Event” will be deemed to exist if (i) any Major Tenant defaults under one or more of its leases and such default continues beyond any applicable notice and cure period; (ii) any non-investment

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grade Major Tenant goes dark in a significant portion of its space; (iii) any Major Tenant or any lease guarantor on a lease with a Major Tenant becomes insolvent or files for bankruptcy; or (iv) any tenant that had been an investment grade Major Tenant gets downgraded (or newly rated, to the extent such tenant was not previously rated by such Rating Agency) below BB+ by S&P or the equivalent by Moody’s or Fitch (a “Major Tenant Downgrade”).

“NCF Debt Yield” means, as of any date of calculation, a ratio conveyed as a percentage in which: (i) the numerator is the Underwritable Cash Flow; and (ii) the denominator is the sum of the then outstanding principal balance of the Pacific Design Center Whole Loan and any mezzanine loan then in place.

“Parking Manager” means ABM Industry Groups, LLC (f/k/a Ampco System Parking) or such other entity selected as the manager of parking at the Pacific Design Center Mortgaged Property in accordance with the terms of the Pacific Design Center Loan Documents.

“Property Manager” means Cohen Brothers Realty Corporation or such other entity selected as the manager of the Pacific Design Center Mortgaged Property in accordance with the terms of the Pacific Design Center Loan Documents.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of a Pacific Design Center Loan Event of Default or, if a mezzanine loan is then in place, a mezzanine loan event of default, (ii) the NCF Debt Yield falls below 8.0% as of the end of any fiscal quarter and (iii) the occurrence of Major Tenant Event, and (B) expiring upon (w) with regard to any Trigger Period commenced in connection with clause (i) above, the Lender has, in the case of a Pacific Design Center Loan Event of Default, expressly waived such Pacific Design Center Loan Event of Default in writing or, in the case of a mezzanine loan event of default, the applicable mezzanine lender has expressly waived any such mezzanine loan event of default in writing, (x) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the NCF Debt Yield is equal to or greater than 8.0% for two consecutive calendar quarters, and (y) with regard to any Trigger Period commenced solely as a result of a Major Tenant Downgrade, when the aggregate amount of Major Tenant Downgrade Funds deposited into the Major Tenant Downgrade Account during the period that a Trigger Period exists solely as a result of such Major Tenant Downgrade equals the Major Tenant Downgrade Sweep Capped Amount or the date on which such Major Tenant once again has (a) an Investment Grade Rating from at least one of the Rating Agencies and (b) no rating that is less than an Investment Grade Rating from any of the Rating Agencies. Notwithstanding the foregoing, (A) no Trigger Period will be deemed to exist solely with respect to clause (ii) of the definition of “Trigger Period” during any period that the Collateral Cure Conditions are satisfied and (B) a Trigger Period will not be deemed to expire in the event that a Trigger Period then exists for any other reason.

“Underwritable Cash Flow” means an amount calculated by the Lender on a monthly basis equal to the sum of the gross rents plus the trailing 12 months operating income, less the trailing 12 months operating expenses, each of which will be subject to the Lender’s application of cash flow adjustments in accordance with the Pacific Design Center Loan Documents. The Lender’s calculation of Underwritable Cash Flow (including determination of items that do not qualify as operating income or operating expenses) will be calculated by the Lender in good faith based upon the Lender’s determination of Rating Agency criteria and will be final absent manifest error.

Reserve Funds

The following reserve funds are required to be maintained as set forth below.

Replacement Reserve Funds

The Pacific Design Center Borrower will be required to deposit into an Eligible Account held by the Lender or servicer (the “Replacement Reserve Account”) on each Pacific Design Center Loan Payment Date an amount equal to $17,553.62 (the “Replacement Reserve Monthly Deposit”) for the Replacements and any such amounts so deposited are the “Replacement Reserve Funds”. The Lender may reassess its estimate of the amount necessary for Replacements from time to time and, and may require the Pacific

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Design Center Borrower to increase the monthly deposits described under this subheading “—Replacement Reserve Funds” upon 45 days’ notice to the Pacific Design Center Borrower if the Lender determines in its reasonable discretion that an increase is necessary to maintain proper operation of the Pacific Design Center Mortgaged Property.

The Lender will be required to disburse Replacement Reserve Funds only for Replacements. The Lender will disburse to the Pacific Design Center Borrower the Replacement Reserve Funds upon satisfaction by the Pacific Design Center Borrower of each of the following conditions: (i) the Pacific Design Center Borrower must submit a request for payment to the Lender at least 10 days prior to the date on which the Pacific Design Center Borrower requests such payment be made and specifies the Replacements to be paid; (ii) on the date such request is received by the Lender and on the date such payment is to be made, no Pacific Design Center Loan Event of Default exists and remains uncured, (iii) the Lender has received a certificate from the Pacific Design Center Borrower stating (A) that the items to be funded by the requested disbursement are (x) Replacements or (y) actual contract deposits (whether such deposit is an initial deposit or a deposit required pursuant to the terms of the contract at some point after the work has commenced) required to be paid to vendors or materialmen providing labor or materials in connection with the Replacements, provided that any such disbursement for contract deposits do not exceed (in the aggregate) 50% of the total contract cost for such Replacement and such request for disbursement is accompanied by a copy of the contract (in a form reasonably acceptable to the Lender) evidencing the amount of the applicable contract deposit, (B)(I) except with respect to disbursements pursuant to clause (A)(y) above, stating that all Replacements at the Pacific Design Center Mortgaged Property to be funded by the requested disbursement have been completed (except for customary and immaterial punchlist items) in a good and workmanlike manner and in accordance with all applicable legal requirements and (II) with respect to disbursements pursuant to clause (A)(y) above, certifying that funds remain on reserve in the Replacement Reserve Account (taken together with ongoing deposits required under the Pacific Design Center Loan Agreement and taking into account other ongoing and/or anticipated Replacements) to pay the remainder of such contract amounts as and when due, (C) identifying each person that supplied materials or labor in connection with the Replacements to be funded by the requested disbursement and stating that each such person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by partial or full (as applicable) lien waivers, invoices and/or other evidence of payment satisfactory to the Lender; (iv) at the Lender’s option, if the cost of any individual Replacement exceeds $500,000, the Lender must receive a report satisfactory to the Lender in its reasonable discretion from an architect or engineer approved by the Lender in respect of such architect or engineer’s inspection of the required repairs; and (v) the Lender must receive such other evidence as the Lender reasonably requests that the Replacements (or portions thereof to the extent the requested disbursement is for a progress payment) at the Pacific Design Center Mortgaged Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to the Pacific Design Center Borrower.

The Lender is not required to disburse Replacement Reserve Funds more frequently than once each calendar month nor in an amount less than the Minimum Disbursement Amount (or a lesser amount if the total amount of Replacement Reserve Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account will be made). Notwithstanding anything contained in the Pacific Design Center Loan Agreement to the contrary, in the event that the Lender makes a disbursement with respect to actual contract deposits as set forth in clause (A)(y) above, the Pacific Design Center Borrower will not be entitled to request, nor will the Lender be obligated to make, any disbursements of Replacement Reserve Funds for work that the applicable contract provides will be covered by the applicable deposit.

“Approved Accounting Method” means GAAP, federal tax basis accounting (consistently applied) or such other method of accounting, consistently applied, as may be reasonably acceptable to the Lender.

“Minimum Disbursement Amount” means $15,000.

“Replacements” means for any period, replacements and/or alterations to the Pacific Design Center Mortgaged Property; provided that the same are (i) required to be capitalized according to the Approved Accounting Method and (ii) reasonably approved by the Lender.

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Leasing Reserve Funds

The Pacific Design Center Borrower is required to deposit into an Eligible Account held by the Lender or servicer (the “Leasing Reserve Account”): (x) on the Pacific Design Center Origination Date, an amount equal to $5,000,000 and (y) subject to the Leasing Reserve Suspension Mechanism, an amount equal to $87,768.08 on each Pacific Design Center Loan Payment Date (the “Leasing Reserve Monthly Deposit”) for: (A) tenant improvements to be either performed or paid for by the Pacific Design Center Borrower and leasing commissions that may be incurred and (B) Prebuild Costs. Amounts so deposited are the “Leasing Reserve Funds”.

The Lender will be required to disburse to the Pacific Design Center Borrower the Leasing Reserve Funds upon satisfaction by the Pacific Design Center Borrower of each of the following conditions: (i) the Pacific Design Center Borrower must submit a request for payment to the Lender at least 10 days prior to the date on which the Pacific Design Center Borrower requests such payment be made and specifies: (x) the tenant improvement costs, landlord work, and/or leasing commissions to be paid or (y) in connection with a contract deposit relating to the same, the actual contract deposits (whether such deposit is an initial deposit or a deposit required pursuant to the terms of the contract at some point after the work has commenced) required to be paid to vendors or materialmen providing labor or materials in connection with any landlord work or tenant improvement work being paid for by the Pacific Design Center Borrower, provided that any such disbursement for contract deposits do not exceed (in the aggregate) 50% of the total contract cost for such work and such request for disbursement is accompanied by a copy of the contract (in a form reasonably acceptable to the Lender) evidencing the amount of the applicable contract deposit; (ii) on the date such request is received by the Lender and on the date such payment is to be made, no Pacific Design Center Loan Event of Default exists and remains uncured; (iii) the Lender has reviewed and approved the lease (solely to the extent the Lender’s approval is required pursuant to the Pacific Design Center Loan Agreement) and related leasing commissions (which approval will not be required for leases that have either been approved by the Lender in accordance with the Pacific Design Center Loan Agreement or do not require the Lender’s approval pursuant to the Pacific Design Center Loan Agreement, provided that in either case, the leasing commissions payable in connection with said leases are at standard market rates taking into account the size, location and character of the Pacific Design Center Mortgaged Property and the terms of the applicable lease) in respect of which the Pacific Design Center Borrower is obligated to pay or reimburse certain tenant improvement costs and leasing commissions; (iv) the Lender must receive and approve a budget for tenant improvement costs (provided that that no such budget approval and/or delivery will be required for leases that have either been approved by the Lender in accordance with Pacific Design Center Loan Agreement or do not require the Lender’s approval pursuant to Pacific Design Center Loan Agreement; provided that, in either case, the tenant improvement costs payable in connection with said leases are at standard market rates taking into account the size, location and character of the Pacific Design Center Mortgaged Property and the terms of the applicable lease) and a schedule of leasing commissions (which schedule will not require the Lender approval, provided that the applicable leasing commissions are at standard market rates taking into account the size, location and character of the Pacific Design Center Mortgaged Property and the terms of the applicable lease) and the requested disbursement will be used to pay all or a portion of such costs and payments; (v) the Lender must receive a certificate from the Pacific Design Center Borrower (A) (I) except with respect to disbursements pursuant to clause (i)(y) above, stating that all tenant improvements (or portions thereof to the extent the requested disbursement is for a progress payment) at the Pacific Design Center Mortgaged Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any governmental authority required in connection with the tenant improvements and (II) with respect to disbursements pursuant to clause (i)(y) above, certifying that funds remain on reserve in the Leasing Reserve Account (taken together with ongoing deposits required under the Pacific Design Center Loan Agreement and taking into account other ongoing and/or anticipated leasing costs) to pay the remainder of such contract amounts as and when due, (B) identifying each person that supplied materials or labor in connection with the tenant improvements to be funded by the requested disbursement, and (C) stating that each such person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers (with respect to any disbursement in excess of $250,000);

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and (vii) the Lender must receive such other evidence as the Lender reasonably requests that the tenant improvements (or portions thereof to the extent the requested disbursement is for a progress payment) at the Pacific Design Center Mortgaged Property and/or leasing commissions to be funded by the requested disbursement have been completed (to the extent applicable), are due and payable and are paid for or will be paid upon such disbursement to the Pacific Design Center Borrower. Notwithstanding anything contained in the Pacific Design Center Loan Agreement to the contrary, in the event that the Lender makes a disbursement with respect to actual contract deposits as set forth in clause (i)(y) above, the Pacific Design Center Borrower will not be entitled to request, nor will the Lender be obligated to make, any disbursements of Leasing Reserve Funds for work that the applicable contract provides will be covered by the applicable deposit.

The Lender will be required to disburse to the Pacific Design Center Borrower the Leasing Reserve Funds with respect to Prebuild Costs upon satisfaction by the Pacific Design Center Borrower of each of the following conditions: (i) the Pacific Design Center Borrower submits a request for payment to the Lender at least 10 days prior to the date on which the Pacific Design Center Borrower requests such payment be made and specifies the Prebuild Costs to be paid; (ii) on the date such request is received by the Lender and on the date such payment is to be made, no Pacific Design Center Loan Event of Default exists and remains uncured; (iii) a lease has been entered into in accordance with the terms and conditions of the Pacific Design Center Loan Agreement which is in full force and effect and which demises the premises with respect to which the Pacific Design Center Borrower is seeking disbursement of the applicable Prebuild Costs (the “Applicable Prebuild Cost Lease”), and the tenant under such Applicable Prebuild Cost Lease is paying full, unabated rent pursuant to Applicable Prebuild Cost Lease (or the Free Rent Inclusion Conditions have been satisfied with respect to said lease) and has no remaining lease contingency termination rights (i.e. prior to the commencement of the lease and/or the commencement of the payment of rent); (iv) the Pacific Design Center Borrower delivers evidence reasonably acceptable to the Lender of the cost of the applicable Prebuild Costs and that all amounts relating thereto have been paid; and (v) the sum of the Prebuild Costs for which the Pacific Design Center Borrower is seeking the requested reimbursement together with all other tenant improvement, tenant allowance and/or other applicable leasing costs (excluding leasing commissions) incurred (and/or to be incurred) in connection with the Applicable Prebuild Cost Lease do not exceed the amount of the annual full unabated rent with respect to the first “lease year” of the Applicable Prebuild Cost Lease.

The Lender is not required to disburse Leasing Reserve Funds more frequently than once each calendar month nor in an amount less than the Minimum Disbursement Amount (or a lesser amount if the total amount of Leasing Reserve Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account will be made).

“Free Rent Guaranty” means a guaranty agreement executed by the Pacific Design Center Guarantor in favor of the Lender (in form and substance acceptable to the Lender in its reasonable discretion) whereby the Pacific Design Center Guarantor personally guarantees to the Lender the payment by the applicable tenant of the rent in the applicable lease that is covered by an abatement, free rent period or a rent concession being in place, and which would otherwise be due and payable with respect to such lease during each specified month of free rent if not for such abatement, free rent period or rent concession being set forth in the applicable lease (provided that: (x) to the extent a Free Rent Guaranty is then in place for another lease, rather than delivering a new Free Rent Guaranty, the existing Free Rent Guaranty may be amended to properly identify all free rent periods under various leases that are subject to guaranteed obligations of the Pacific Design Center Guarantor pursuant to the Free Rent Guaranty and (y) in no event will the Pacific Design Center Borrower be permitted to deliver any Free Rent Guaranty (or amend any existing Free Rent Guaranty) to satisfy the Free Rent Inclusion Conditions whereby, after giving effect to the applicable Free Rent Guaranty, the Pacific Design Center Guarantor’s total guaranteed obligations pursuant to all outstanding Free Rent Guaranties and Leasing Cost Guarantees would exceed 15% of the outstanding aggregate principal balance of the Pacific Design Center Whole Loan unless the Pacific Design Center Borrower delivers a new non-consolidation opinion in connection therewith). For the avoidance of doubt, at such time as all rent abatement periods, gap rent periods, and/or other similar rent concessions have lapsed with respect to any lease covered by a Free Rent Guaranty (any such abatements, gap rent periods and/or concessions, the “Lapsed FR”), the applicable

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Free Rent Guaranty may be modified (or, if said Free Rent Guaranty does not cover any rent concessions pursuant to any other lease, terminated) in a manner to clarify that the Pacific Design Center Guarantor has no further obligations with respect to the Lapsed FR.

“Free Rent Inclusion Conditions” will apply with respect to any ongoing free rent period that (a) is set forth in a lease that is either in place as of the Pacific Design Center Origination Date or is executed thereafter in accordance with the Pacific Design Center Loan Documents and (b) for which the Pacific Design Center Borrower has deposited into a reserve with the Lender an amount equal to the rent that, but for an abatement or a rent concession being in place, would otherwise be due and payable with respect to such lease during all remaining free rent/rent concession periods, provided, however, that for so long as Charles S. Cohen continues to serve as the Pacific Design Center Guarantor and to control the Pacific Design Center Mortgaged Property, the Pacific Design Center Borrower will be permitted to either fully or partially satisfy this clause (b) with respect to any free rent period that is not contemplated in a lease as of the Pacific Design Center Origination Date by delivering a Free Rent Guaranty to cover all or a specified portion of the applicable free rent period (which such guaranty will not cover a period to exceed the product of 1.2 months for each year of the initial term of the applicable lease, with any remainder deposited in cash as aforesaid).

“Leasing Cost Guaranty” means a guaranty agreement executed by the Pacific Design Center Guarantor in favor of the Lender (in form and substance acceptable to the Lender in its reasonable discretion) whereby the Pacific Design Center Guarantor personally guarantees to the Lender the payment and performance by the Pacific Design Center Borrower of any tenant improvement work, tenant allowance, leasing commissions and/or similar leasing costs that are the obligation of the landlord with respect to any applicable lease (provided that: (x) to the extent a Leasing Cost Guaranty is then in place for another lease, rather than delivering a new Leasing Cost Guaranty, the existing Leasing Cost Guaranty may be amended to properly identify all leasing costs under various leases that are subject to guaranteed obligations of the Pacific Design Center Guarantor pursuant to the Leasing Cost Guaranty and (y) in no event will the Pacific Design Center Borrower be permitted to deliver any Leasing Cost Guaranty (or amend any existing Leasing Cost Guaranty) whereby, after giving effect to the applicable Leasing Cost Guaranty, the Pacific Design Center Guarantor’s total guaranteed obligations pursuant to all outstanding Free Rent Guaranties and Leasing Cost Guaranties to exceed 15% of the outstanding aggregate principal balance of the Pacific Design Center Whole Loan unless the Pacific Design Center Borrower delivers a new non-consolidation opinion in connection therewith). For the avoidance of doubt, at such time as all tenant improvement work, tenant allowance, leasing commissions and/or similar leasing costs that are the obligation of the landlord with respect to any applicable lease covered by a Leasing Cost Guaranty have been completed and paid for in accordance with the terms of the Pacific Design Center Loan Agreement and the applicable lease (the “Completed Leasing Work/Costs” ), the applicable Leasing Cost Guaranty may be modified (or, if said Leasing Cost Guaranty does not cover any leasing costs pursuant to any other lease, terminated) in a manner to clarify that the Pacific Design Center Guarantor has no further obligations with respect to the Completed Leasing Work/Costs.

“Leasing Reserve Cap” mean an amount equal to $5,000,000 (without taking into account any amount of Termination Proceeds that have been deposited into the Leasing Reserve Account).

“Leasing Reserve Suspension Mechanism” means: (x) from and after the Pacific Design Center Origination Date the Pacific Design Center Borrower will not have any obligation to make any Leasing Reserve Monthly Deposit until such time as the balance held in the Leasing Reserve Account falls below $3,000,000 (the “Leasing Reserve Minimum Balance”), (y) thereafter, the Pacific Design Center Borrower will be obligated to make the Leasing Reserve Monthly Deposit on each Pacific Design Center Loan Payment Date until such time as the balance held in the Leasing Reserve Account equals or exceeds the Leasing Reserve Cap, and (z) thereafter, such obligation to make the Leasing Reserve Monthly Deposit will be suspended until a Pacific Design Center Loan Payment Date on which the amount on deposit in the Leasing Reserve Account is once again less than the Leasing Reserve Minimum Balance (at which time the obligation to make the Leasing Reserve Monthly Deposit will continually resume and be suspended as contemplated by the foregoing clauses (y) and (z) (i.e. resume at such point as the balance on deposit of Leasing Reserve Funds falls below the Leasing Reserve Minimum Balance until such time

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as the balance on deposit of Leasing Reserve Funds equals or exceeds the Leasing Reserve Cap and thereafter be suspended until such time as the balance falls below the Leasing Reserve Minimum Balance, etc.)).

“Prebuild Costs” means reasonable and market costs of the Pacific Design Center Borrower in preparing or building out vacant space (including, without limitation, any demolition work (to the extent the same does not impact the structural integrity of any part of the Pacific Design Center Mortgaged Property)) prior to any lease being executed for such space (“Spec Space” ) where the Pacific Design Center Borrower reasonably believes such work will attract an acceptable tenant to seek a lease of the subject Spec Space.

“Termination Proceeds” means any early termination fee or payment or other termination fee or payment paid by any tenant under any lease in excess of $200,000 or that are paid to the Pacific Design Center Borrower during the continuance of a Trigger Period.

Unfunded Obligations Reserve Funds

On the Pacific Design Center Origination Date, the Pacific Design Center Borrower was required to deposit into an Eligible Account held by the Lender or servicer (the “Unfunded Obligations Reserve Account”) an amount equal to $13,809,708.28, in connection with the Unfunded Free Rent Obligations and the Unfunded TI/LC Obligations (collectively, the “Unfunded Obligations” and any amounts so deposited, the “Unfunded Obligations Reserve Funds”).

With respect to those Unfunded Obligations that represent Unfunded TI/LC Obligations, Unfunded Obligations Reserve Funds will be disbursed in the same manner (and with the same restrictions and requirements) as Leasing Reserve Funds are applied in accordance with the provisions described in “—Leasing Reserve Funds” above.

With respect to all Unfunded Obligations not covered by the immediately preceding paragraph, on each Pacific Design Center Loan Payment Date, provided that no Pacific Design Center Loan Event of Default has occurred and remains outstanding, an amount of Unfunded Obligations Reserve Funds sufficient to cover the rent credits set forth in the Pacific Design Center Loan Agreement for the applicable month will be (A) if no Trigger Period has occurred and remains outstanding, disbursed to the Pacific Design Center Borrower, or (B) if a Trigger Period has occurred and remains outstanding, deposited into the Cash Management Account to be applied pursuant to the Pacific Design Center Loan Agreement. If the Pacific Design Center Borrower delivers to the Lender an officer’s certificate certifying that an Unfunded Obligation no longer exists and providing an explanation reasonably acceptable to the Lender for such non-existence, then, provided that no Pacific Design Center Loan Event of Default or Trigger Period is then continuing, the Lender will, at the Pacific Design Center Borrower’s election, either disburse to the Pacific Design Center Borrower, or deposit into the Leasing Reserve Account, the Unfunded Obligations Reserve Funds (to the extent there are sufficient funds in the Unfunded Obligations Reserve Account) attributable to such terminated Unfunded Obligation.

“Unfunded Free Rent Obligations” means the rent credits, free rent and/or similar abatements classified as “Unfunded Free Rent” and “Gap Rent”, in each case as more particularly set forth in the Pacific Design Center Loan Agreement.

“Unfunded TI/LC Obligations” means the tenant improvement work, leasing commissions, and/or landlord allowances classified as “Outstanding Leasing Obligations” as more particularly set forth in the Pacific Design Center Loan Agreement.

Excess Cash Flow Funds

On each Pacific Design Center Loan Payment Date occurring on and after the occurrence and during the continuance of a Trigger Period, the Pacific Design Center Borrower will be required to deposit (or cause to be deposited) into an Eligible Account with the Lender or servicer (the “Excess Cash Flow Account”) an amount equal to the Excess Cash Flow generated by the Pacific Design Center Mortgaged

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Property for the immediately preceding Pacific Design Center Interest Accrual Period (each such monthly deposit, the “Monthly Excess Cash Flow Deposits” and the amounts on deposit in the Excess Cash Flow Account, the “Excess Cash Flow Funds”). Provided that no Pacific Design Center Loan Event of Default has occurred and is continuing, any Excess Cash Flow Funds remaining in the Excess Cash Flow Account will be disbursed upon the expiration of any Trigger Period (solely to the extent that no period during which the Collateral Cure Conditions are satisfied exists) in accordance with the applicable terms and conditions of the Pacific Design Center Loan Agreement, any remaining Excess Cash Flow Funds will be disbursed to the Pacific Design Center Borrower. Notwithstanding the foregoing, provided that no Pacific Design Center Loan Event of Default has occurred and is continuing, the Lender will be required to disburse Excess Cash Flow Funds to the Pacific Design Center Borrower for: (x) Approved Leasing Expenses (to the extent there are, as of said date of disbursement, insufficient funds in the Leasing Reserve Account for payment of the applicable Approved Leasing Expenses), which Excess Cash Flow Funds will be disbursed for Approved Leasing Expenses pursuant to the disbursement requirements described in “—Leasing Reserve Funds” above, (y) taxes and/or insurance premiums (to the extent there are, as of said date of disbursement, insufficient funds in the Tax and/or Insurance Account (as applicable) for payment of the applicable taxes and/or insurance premiums), which Excess Cash Flow Funds will be disbursed for taxes and/or insurance premiums pursuant to the disbursement requirements described in “—Tax and Insurance Funds” below and/or (z) Approved Operating Expense Cost Overruns and/or any other operating expenses which are due and payable that have been expressly approved by the Lender or which are set forth in an annual budget which has been expressly approved by the Lender (to the extent amounts have not been disbursed for payment of the applicable operating expenses (or anticipated to be disbursed on the next Pacific Design Center Loan Payment Date for the same) to the Pacific Design Center Borrower pursuant to clause fifth of the of priority of payments described in “—Property Cash Flow Allocation” below).

“Approved Leasing Expenses” means expenses incurred in connection with tenant improvement and leasing commissions which are (A) contained or referenced in any Major Lease which has been approved by the Lender in accordance with the terms of the Pacific Design Center Loan Agreement, (B) incurred in the ordinary course of business and on standard market terms in connection with any lease which does not require the Lender’s approval pursuant to the terms of the Pacific Design Center Loan Agreement, or (C) otherwise approved by the Lender, which approval will not be unreasonably withheld, conditioned or delayed.

“Approved Operating Expense Cost Overruns” means any line item cost overrun in the Approved Annual Budget which: (x) when aggregated with all other cost overruns with respect to the same line item which have occurred throughout the applicable year covered by the applicable Approved Annual Budget, does not exceed 5% of the amount set forth in the applicable Approved Annual Budget for said year, (y) does not represent more than a 15% overrun for said line item for the applicable month as set forth in the Approved Annual Budget, and (z) line item and overrun represents bona fide actual operating expenses payable to third parties that are not affiliated with any Pacific Design Center Borrower Party.

Tax and Insurance Funds

In addition to the initial deposits with respect to taxes and, if applicable, insurance premiums made by the Pacific Design Center Borrower to the Lender on the Pacific Design Center Origination Date to be held in Eligible Accounts by the Lender or servicer (respectively, the “Tax Account” and the “Insurance Account”), the Pacific Design Center Borrower will be required to pay (or cause to be paid) to the Lender on each Pacific Design Center Loan Payment Date (a) one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the Lender to be payable, during the next ensuing 12 months assuming that said taxes are to be paid in full on the Tax Payment Date (the “Monthly Tax Deposit”), each of which such deposits will be held in the Tax Account, and (b) (x) to the extent that all of the insurance required pursuant to the Pacific Design Center Loan Agreement is provided through a blanket insurance policy in accordance with the terms thereof (the “Blanket Condition”), one-twelfth of an amount (as reasonably determined by the Lender) which would be sufficient to pay the annual insurance premiums necessary (the “Assumed Insurance Premiums”) to maintain stand-alone policies that comply with the Pacific Design Center Loan Agreement (i.e. assuming no such blanket insurance policy were in place)

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and (y) to the extent that the Blanket Condition does not exist, one-twelfth of an amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the “Monthly Insurance Deposit”), each of which such deposits will be held in the Insurance Account (such amounts held in the Tax Account and the Insurance Account, the “Tax and Insurance Funds”).

In the event the Lender elects, after the Pacific Design Center Origination Date, to collect payments in escrow for insurance premiums or taxes, the Pacific Design Center Borrower must make a True Up Payment with respect to the same into the applicable Reserve Account. Additionally, if, at any time, the Lender reasonably determines that amounts on deposit or scheduled to be deposited in (i) the Tax Account will be insufficient to pay all applicable taxes in full on the Tax Payment Date and/or (ii) the Insurance Account will be insufficient to pay all applicable insurance premiums in full on the Insurance Payment Date, the Pacific Design Center Borrower must make a True Up Payment with respect to such insufficiency into the applicable Reserve Account. The Pacific Design Center Borrower agreed to notify the Lender immediately of any changes to the amounts, schedules and instructions for payment of any taxes and insurance premiums of which it has or obtains knowledge and authorizes the Lender or its agent to obtain the bills for taxes directly from the appropriate taxing authority. Provided that there are sufficient amounts in the Insurance Account and no Pacific Design Center Loan Event of Default exists, the Lender will be obligated to reasonably promptly pay the insurance premiums as they become due on the applicable due dates on behalf of the Pacific Design Center Borrower by applying the Tax and Insurance Funds to the payment of funds on deposit in the Insurance Account for insurance premiums.

Provided that there are sufficient amounts in the Tax Account and the Lender Control Date has not occurred, the Lender will be obligated to reasonably promptly pay the taxes as they become due on their applicable due dates on behalf of the Pacific Design Center Borrower by applying funds on deposit in the Tax Account to the payment of such taxes. Provided that no Pacific Design Center Loan Event of Default has occurred and is ongoing, to the extent that the Blanket Condition exists, the Lender must disburse an amount equal to the Assumed Insurance Premiums to the Pacific Design Center Borrower on the date that the premiums relating to the blanket policy covering the Pacific Design Center Mortgaged Property are due and payable (as of the Pacific Design Center Origination Date, the annual premiums relating to the blanket policy covering the Pacific Design Center Mortgaged Property are due and payable on March 1 of each calendar year (the “Blanket Payment Date”)). If the amount of the Tax and Insurance Funds exceeds the amounts due for Taxes and Insurance Premiums (and/or, if applicable, Assumed Insurance Premiums) pursuant to the Pacific Design Center Loan Agreement, the Lender will reasonably promptly return any excess to the Pacific Design Center Borrower.

“Insurance Payment Date” means, with respect to any applicable Policies, the date occurring 30 days prior to the date the applicable insurance premiums associated therewith are due and payable.

“Lender Control Date” means, following an exercise of remedies under the Pacific Design Center Loan Documents, the earlier to occur of (i) the date that the Lender takes title to the Pacific Design Center Mortgaged Property in connection with an exercise of remedies under the Pacific Design Center Loan Documents and controls the Pacific Design Center Mortgaged Property to the exclusion of any Pacific Design Center Borrower Party or any affiliate thereof and (ii) the date that any receiver appointed in connection with the Lender’s remedies under the Pacific Design Center Loan Documents takes physical possession of and controls the Pacific Design Center Mortgaged Property, in each case, to the exclusion of any Pacific Design Center Borrower Party or any affiliate thereof.

“Reserve Account” means the Tax Account, the Insurance Account, the Replacement Reserve Account, the Excess Cash Flow Account, the Major Tenant Downgrade Account, the Major Tenant Non-Renewal Account, and any other escrow account established by the Pacific Design Center Loan Agreement or the other Pacific Design Center Loan Documents (but specifically excluding the Cash Management Account, the Restricted Account and the Debt Service Account).

“Reserve Funds” means the Tax and Insurance Funds, the Replacement Reserve Funds, the Leasing Reserve Funds, the Excess Cash Flow Funds, the Major Tenant Downgrade Funds, the Major Tenant

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Non-Renewal Funds, and any other escrow funds established by the Pacific Design Center Loan Agreement or the other Pacific Design Center Loan Documents.

“Tax Payment Date” means, with respect to any applicable taxes, the date occurring 20 days prior to the date by which the same would become delinquent.

“True Up Payment” means a payment into the applicable Reserve Account of a sum which, together with any applicable monthly deposits into the applicable Reserve Account, will be sufficient to discharge the obligations and liabilities for which such Reserve Account was established as and when reasonably appropriate. The amount of the True Up Payment will be determined by the Lender in its reasonable discretion and will be final and binding absent manifest error.

Major Tenant Downgrade Funds

On each Pacific Design Center Loan Payment Date occurring on and after the occurrence and during the continuance of a Major Tenant Downgrade, the Pacific Design Center Borrower will be required to deposit (or cause to be deposited) into an Eligible Account with the Lender or servicer (the “Major Tenant Downgrade Account”) the amount required to be so deposited pursuant to the priority of payments described in “—Property Cash Flow Allocation” below (the amounts on deposit in the Major Tenant Downgrade Account, the “Major Tenant Downgrade Funds”). Provided that no Pacific Design Center Loan Event of Default has occurred and is continuing, the Lender will disburse Major Tenant Downgrade Funds to the Pacific Design Center Borrower for Approved Leasing Expenses in respect of the space occupied or previously occupied by the applicable Major Tenant (to the extent there are, as of said date of disbursement, insufficient funds in the Leasing Reserve Account or the Excess Cash Flow Account for payment of the applicable Approved Leasing Expenses), which Major Tenant Downgrade Funds will be disbursed for Approved Leasing Expenses pursuant to the disbursement requirements described in “—Leasing Reserve Funds” above.

Major Tenant Non-Renewal Funds

If, at any time, any lease with the Major Tenant that was in effect on the Pacific Design Center Origination Date is scheduled to terminate within 12 months thereof with respect to all or any portion of the space demised thereunder and the Major Tenant has not exercised its renewal option with respect to such space (or extended the term of the lease with respect to such space by at least three years on then-market rate terms for such space or better) (each such case, a “Major Tenant Non-Renewal”), then, on the Pacific Design Center Loan Payment Date occurring in the calendar month that is 12 months prior to such scheduled expiration date and on each of the 11 consecutive Pacific Design Center Loan Payment Dates thereafter, the Pacific Design Center Borrower will be required to deposit (or cause to be deposited) into an Eligible Account with the Lender or servicer (the “Major Tenant Non-Renewal Account”) an amount equal to 1/12th of the unabated annual base rent due under such lease with respect to such demised space as of the Pacific Design Center Origination Date (the “Major Tenant Non-Renewal Annual Rent”; and such monthly deposit, the “Major Tenant Non-Renewal Monthly Deposit” and such amounts on deposit, the “Major Tenant Non-Renewal Funds”); provided that, such obligation to remit funds into the Major Tenant Non-Renewal Account will be suspended if and for so long as the NCF Debt Yield is 11.6% or higher. The Pacific Design Center Borrower may, in lieu of making the Major Tenant Non-Renewal Monthly Deposits described above with respect to any Major Tenant Non-Renewal, deliver to the Lender a letter of credit on or before the Pacific Design Center Loan Payment Date occurring in the calendar month that is 12 months prior to the scheduled expiration applicable to such Major Tenant Non-Renewal in an amount equal to the applicable Major Tenant Non-Renewal Annual Rent. Amounts contained in the Major Tenant Non-Renewal Account will be released to the Pacific Design Center Borrower from time to time for the same purposes, and subject to the same conditions, as disbursements from the Leasing Reserve Account.

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Property Cash Flow Allocation

On each Pacific Design Center Loan Payment Date during the continuance of a Trigger Period, the Lender will allocate all funds, if any, on deposit in the Cash Management Account and disburse such funds in the following amounts and order of priority:

(i)    First, funds sufficient to pay the Monthly Tax Deposit due for the then-applicable Pacific Design Center Loan Payment Date, if any, will be deposited in the Tax Account;

(ii)    Second, funds sufficient to pay the Monthly Insurance Deposit due for the then-applicable Pacific Design Center Loan Payment Date, if any, will be deposited in the Insurance Account;

(iii)    Third, funds sufficient to pay any interest accruing at the Pacific Design Center Default Rate and late payment charges, if any, will be deposited into the Debt Service Account;

(iv)    Fourth, funds sufficient to pay the debt service due on the then-applicable Pacific Design Center Loan Payment Date will be deposited in the Debt Service Account;

(v)    Fifth, to the extent no Pacific Design Center Loan Event of Default has occurred and is continuing, an amount equal to the aggregate amount of Approved Operating Expenses and Approved Extraordinary Expenses to be incurred by the Pacific Design Center Borrower for the then-current Pacific Design Center Interest Accrual Period will be disbursed to the Pacific Design Center Borrower and the Pacific Design Center Borrower must use such funds for payment of said Approved Operating Expenses and Approved Extraordinary Expenses;

(vi)    Sixth, funds sufficient to pay the Replacement Reserve Monthly Deposit for the then-applicable Pacific Design Center Loan Payment Date, if any, will be deposited in the Replacement Reserve Account;

(vii)    Seventh, funds sufficient to pay the Leasing Reserve Monthly Deposit for the then-applicable Pacific Design Center Loan Payment Date, if any, will be deposited in the Leasing Reserve Account;

(viii)    Eighth, funds sufficient to pay the Major Tenant Non-Renewal Monthly Deposit for the then-applicable Pacific Design Center Loan Payment Date, if any, will be deposited in the Major Tenant Non-Renewal Account;

(ix)    Ninth, funds sufficient to pay any other amounts due and owing to the Lender pursuant to the terms of the Pacific Design Center Loan Agreement and/or of the other Pacific Design Center Loan Documents, if any, will be deposited with or as directed by the Lender;

(x)    Tenth, if there is any mezzanine loan then in place, until the Lender receives notice from the most senior mezzanine lender that the most senior mezzanine loan has been repaid in full, and provided that no Pacific Design Center Loan Event of Default is then continuing, to the most senior mezzanine lender, all scheduled interest then due and payable or past due and payable to such mezzanine lender under the applicable mezzanine loan agreement, as specified by such mezzanine lender pursuant to such mezzanine lender’s written instructions to the Lender;

(xi)    Eleventh, if there is a second mezzanine loan then in place, until the Lender receives notice from the most junior mezzanine lender that the most junior mezzanine loan has been repaid in full, and provided that no Pacific Design Center Loan Event of Default or event of default under the most senior mezzanine loan is then continuing, to the most junior mezzanine lender, all scheduled interest then due and payable or past due and payable to such mezzanine lender under the applicable mezzanine loan agreement, as specified by such mezzanine lender pursuant to such mezzanine lender’s written instructions to the Lender;

(xii)    Twelfth, solely during the continuance of a Major Tenant Downgrade, all amounts remaining in the Cash Management Account after deposits for items (i) through (xi) above will be

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deposited into the Major Tenant Downgrade Account, until the aggregate amount deposited therein during the continuance of such Major Tenant Downgrade equals the Major Tenant Downgrade Sweep Capped Amount; and

(xiii)    Thirteenth, all amounts remaining in the Cash Management Account after deposits for items (i) through (xii) above (“Excess Cash Flow”) will (a) to the extent that a Trigger Period has occurred and is continuing after giving effect to the deposit described in item (xii) (if any), be deposited into the Excess Cash Flow Account, and (b) to the extent that no Trigger Period exists after giving effect to the deposit described in item (xi) (if any), be disbursed to an account of the Pacific Design Center Borrower (at the Pacific Design Center Borrower’s direction).

“Approved Operating Expense” means an operating expense of the Pacific Design Center Mortgaged Property set forth on the Approved Annual Budget. For the avoidance of doubt, a base management fee payable to the Property Manager pursuant to the Property Management Agreement of 3% of gross rents plus operating income (for any applicable period) will be deemed an Approved Operating Expense.

“Approved Extraordinary Expense” means an operating expense of the Pacific Design Center Mortgaged Property not set forth on the Approved Annual Budget but approved by the Lender in writing (which such approval will not be unreasonably withheld or delayed).

Property Management

The Pacific Design Center Borrower must (i) diligently and promptly, in all material respects, perform, observe and enforce all of the terms, covenants and conditions of the Property Management Agreement on the part of the Pacific Design Center Borrower, (ii) upon the Pacific Design Center Borrower’s knowledge, promptly notify the Lender of any default under the Property Management Agreement; (iii) promptly deliver to the Lender a copy of any written notice of default or other notice received by the Pacific Design Center Borrower under the Property Management Agreement that could result in a material adverse effect; (iv) promptly give notice to the Lender of any notice which indicates that the Property Manager is terminating the Property Management Agreement or that the Property Manager is otherwise discontinuing its management of the Pacific Design Center Mortgaged Property; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by the Property Manager under the Property Management Agreement (but only to the extent such enforcement action is deemed necessary and appropriate in the Pacific Design Center Borrower’s commercially reasonable business judgment). In no event will the Property Management Agreement provide for a base management fee due or payable to the Property Manager in excess of 4% of the gross rents from the Pacific Design Center Mortgaged Property per annum. Subject to the terms of the Pacific Design Center Loan Documents, market leasing commissions may be charged and will be payable to any Property Manager (including, without limitation, an Affiliated Property Manager) pursuant to the terms of the Property Management Agreement or any replacement thereof entered into in accordance with the terms of the Pacific Design Center Loan Documents.

Except as expressly permitted in the Pacific Design Center Loan Agreement, the Pacific Design Center Borrower will not, without the prior written consent of the Lender, which consent will not be unreasonably withheld conditioned or delayed, (i) surrender, terminate or cancel the Property Management Agreement, consent to any assignment of the Property Manager’s interest under the Property Management Agreement or otherwise replace the Property Manager or renew or extend any Property Management Agreement (exclusive of, in each case, any automatic renewal or extension in accordance with its terms) or enter into any other new or replacement management agreement with respect to the Pacific Design Center Mortgaged Property; provided, however, that the Pacific Design Center Borrower may terminate the Property Management Agreement and replace the Property Manager and/or consent to the assignment of Property Manager’s interest under the Property Management Agreement, in each case, in accordance with the applicable terms and conditions of the Pacific Design Center Loan Agreement and of the other Pacific Design Center Loan Documents; (ii) reduce or consent to the reduction of the term of the Property Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Property Management Agreement (other than to a de minimis

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extent); or (iv) otherwise modify, change, alter or amend, in each case in any material respect, or waive or release any of its material rights and remedies under, the Property Management Agreement in any material respect.

In the event that the Property Management Agreement is scheduled to expire at any time during the term of the Pacific Design Center Whole Loan, the Pacific Design Center Borrower must enter into a Qualified Property Management Agreement with a Qualified Property Manager in accordance with the applicable terms and provisions of the Pacific Design Center Loan Agreement by no later than 60 days after such expiration.

The Pacific Design Center Borrower will have the right to replace the Property Manager or consent to the assignment of the Property Manager’s rights under the Property Management Agreement, in each case, to the extent that (i) no Pacific Design Center Loan Event of Default has occurred and is continuing, (ii) the Lender receives at least 30 days’ prior written notice of the same, (iii) such replacement or assignment (as applicable) will not result in a Property Document Event and (iv) the applicable New Property Manager is a Qualified Property Manager engaged pursuant to a Qualified Property Management Agreement (provided that a management agreement in substantially the same form and on substantially the same terms as the management agreement being replaced is deemed acceptable to the Lender). The Property Manager will not (and the Pacific Design Center Borrower will not permit the Property Manager to) resign as Property Manager or otherwise cease managing the Pacific Design Center Mortgaged Property until a New Property Manager is engaged to manage the Pacific Design Center Mortgaged Property in accordance with the applicable terms and conditions of the Pacific Design Center Loan Agreement and of the other Pacific Design Center Loan Documents.

Without limitation of the foregoing, if the Property Management Agreement is terminated or expires (including, without limitation, pursuant to the Assignment of Property Management Agreement), comes up for renewal or extension (exclusive of, in each case, any automatic renewal or extension in accordance with its terms), ceases to be in full force or effect or is for any other reason no longer in effect (including, without limitation, in connection with any Sale or Pledge), then the Lender, at its option, may require the Pacific Design Center Borrower to engage, in accordance with the terms and conditions set forth in the Pacific Design Center Loan Agreement and in the Assignment of Property Management Agreement, a New Property Manager to manage the Pacific Design Center Mortgaged Property, which such New Property Manager will (i) to the extent a Trigger Period is continuing and if opted by the Lender, selected by the Lender and (ii) be a Qualified Property Manager and is engaged pursuant to a Qualified Property Management Agreement.

Notwithstanding anything to the contrary described under this subheading “—Property Management”, in accordance with a Replacement Event relating to an Affiliated Property Manager (as may be required pursuant to a Pacific Design Center Loan Event of Default), the Pacific Design Center Borrower may undertake and perform the duties of a property manager at the Pacific Design Center Mortgaged Property, provided that (a) it must comply with the applicable covenants contained in the Pacific Design Center Loan Agreement and in the other Pacific Design Center Loan Documents related thereto (the foregoing, the “Self-Management Obligations”), and (b) upon the occurrence of a Pacific Design Center Loan Event of Default, the Lender, at its option, may require the Pacific Design Center Borrower to engage, in accordance with the terms and conditions set forth in the Pacific Design Center Loan Agreement, a New Property Manager to manage the Pacific Design Center Mortgaged Property, which such New Property Manager must be (A) selected by the Pacific Design Center Borrower and subject to the Lender’s approval and (B) a Qualified Property Manager and must be engaged pursuant to a Qualified Property Management Agreement.

“Assignment of Property Management Agreement” means that certain Conditional Assignment of Management Agreement dated as of the Pacific Design Center Origination Date, among the Lender, the Pacific Design Center Borrower and the Property Manager, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.

“Cohen Control Event” will be deemed to be ongoing during any period that either (a) a member of the Sponsor Family Group controls the Pacific Design Center Borrower or (b) members of the Sponsor

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Family Group collectively own 50% or more of the direct and/or indirect interests in the Pacific Design Center Borrower.

“New Property Manager” means any person replacing or becoming the assignee of the then-current Property Manager in accordance with the applicable terms and conditions of the Pacific Design Center Loan Agreement.

“Property Document Event” means any event which would, directly or indirectly, cause a breach (beyond any applicable notice and cure periods under the applicable Property Document) or termination right or cause any termination fees to be due under any Property Document; provided, however, that any of the foregoing will not be deemed a Property Document Event to the extent the Lender’s prior written consent (which will not be unreasonably withheld, conditioned or delayed) is obtained with respect to the same.

“Property Documents” means that certain Amended and Restated Construction, Operation and Reciprocal Easement Agreement for Pacific Design Center, dated as of July 9, 2004, executed by the Pacific Design Center Borrower and Pacific Red, LLC, a Delaware limited liability company, and recorded in the Official Records of the Recorder’s Office of Los Angeles County, California, as instrument number 04 1776933.

“Property Management Agreement” means the management agreement entered into by and between the Pacific Design Center Borrower and the Property Manager, pursuant to which the Property Manager is to provide management and other services with respect to the Pacific Design Center Mortgaged Property, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.

“Qualified Property Manager” means a person approved by the Lender in writing (which such approval may be conditioned upon the Lender’s receipt of a Rating Agency Confirmation with respect to such person). For so long as a Cohen Control Event is ongoing (and provided that the Lender has not exercised any “kickout rights” expressly set forth in the Pacific Design Center Loan Documents with respect to said manager), Cohen Brothers Realty Corporation of California, and its affiliates, will be deemed a Qualified Property Manager for all purposes under the Pacific Design Center Loan Agreement.

“Qualified Property Management Agreement” means a management agreement with a Qualified Property Manager with respect to the Pacific Design Center Mortgaged Property which is approved by the Lender in writing (which such approval may be conditioned upon the Lender’s receipt of a Rating Agency Confirmation with respect to such management agreement).

“Replacement Event” means: (A) with respect to any Pacific Design Center Guarantor, the replacement of the applicable guarantor with a satisfactory replacement Pacific Design Center Guarantor pursuant to the terms of the Pacific Design Center Guaranty and (B) with respect to any Affiliated Property Manager, the occurrence of either (i) a replacement manager that is a Qualified Property Manager has assumed the management of the Pacific Design Center Mortgaged Property pursuant to a Qualified Property Management Agreement in accordance with the terms of the Pacific Design Center Loan Agreement and has, in the case of the Property Management Agreement, entered into an assignment of management agreement in a form reasonably acceptable to the Lender and, to the extent said replacement manager is an Affiliated Property Manager, a new non-consolidation opinion has been delivered to the Lender or (ii) the then-in-place Property Management Agreement has been terminated (with no obligation of the Pacific Design Center Borrower to pay any termination fee) and the Pacific Design Center Borrower has assumed in writing the obligation to self-manage the Pacific Design Center Mortgaged Property and to satisfy all of the Self-Management Obligations.

“Sponsor Family Group” means (a) Charles S. Cohen, his spouse, children, grandchildren, parents and/or siblings and/or (b) family trusts for the benefit of any of the foregoing persons (any such trust, a “Sponsor Family Trust”) and/or (c) any entity which is wholly owned by one or more of the foregoing.

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Transfer Restrictions

It will be a Pacific Design Center Loan Event of Default if, without the prior written consent of the Lender, a Sale or Pledge of the Pacific Design Center Mortgaged Property or any part thereof or any legal or beneficial interest therein (including, without limitation, the Pacific Design Center Whole Loan and/or Pacific Design Center Loan Documents) occurs, a Sale or Pledge of an interest in any Restricted Party occurs and/or the Pacific Design Center Borrower acquires any real property in addition to the real property owned by the Pacific Design Center Borrower as of the Pacific Design Center Origination Date (each of the foregoing, collectively, a “Prohibited Transfer”), other than (i) pursuant to leases of space in the improvements to tenants in accordance with the provisions of the Pacific Design Center Loan Agreement and (ii) as permitted pursuant to the express terms of the Pacific Design Center Loan Agreement.

A Prohibited Transfer includes, but is not limited to, (i) an installment sales agreement wherein the Pacific Design Center Borrower agrees to sell the Pacific Design Center Mortgaged Property or any part thereof for a price to be paid in installments; (ii) an agreement by the Pacific Design Center Borrower leasing all or a substantial part of the Pacific Design Center Mortgaged Property for other than actual occupancy by a tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, the Pacific Design Center Borrower’s right, title and interest in and to any (A) leases or any rents or (B) Property Documents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger, division (whether pursuant to a plan of division or otherwise) or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests in a Restricted Party or the revocation, rescission or termination of a Restricted Party; (vii) the removal or the resignation of Manager (including, without limitation, an Affiliated Property Manager) or the engagement of a New Property Manager, in each case, other than in accordance with the Pacific Design Center Loan Agreement; (viii) any action for partition of the Pacific Design Center Mortgaged Property (or any portion thereof or interest therein) or any similar action instituted or prosecuted by the Pacific Design Center Borrower or by any other person, pursuant to any contractual agreement or other instrument or under applicable law (including, without limitation, common law) and/or any other action instituted by (or at the behest of) the Pacific Design Center Borrower or its affiliates or consented to or acquiesced in by the Pacific Design Center Borrower or its affiliates which results in a Property Document Event and/or (ix) the incurrence of any property-assessed clean energy loans or similar indebtedness with respect to the Pacific Design Center Borrower and/or the Pacific Design Center Mortgaged Property, including, without limitation, if such loans or indebtedness are made or otherwise provided by any governmental authority and/or secured or repaid (directly or indirectly) by any taxes or similar assessments. For the avoidance of doubt, the defined term “Prohibited Transfer” will exclude any transfer of the direct or indirect interest in the Pacific Design Center Borrower pledged to a mezzanine lender pursuant to a mezzanine loan entered into in accordance with the terms of the Pacific Design Center Loan Agreement and resulting from the exercise by such mezzanine lender of its rights and/or remedies under the applicable mezzanine loan documents, but only to the extent such exercise of remedies is permitted under any intercreditor agreement between the Lender and such mezzanine lender.

Notwithstanding anything to the contrary contained in the Pacific Design Center Loan Agreement or in any of the other Pacific Design Center Loan Documents, the Pacific Design Center Borrower’s direct or indirect equityholders, as the case may be, are permitted a one-time right to incur Permitted Mezzanine Debt.

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“NCF DSCR” means the ratio calculated by the Lender on a quarterly basis of (i) the Underwritable Cash Flow to (ii) the aggregate amount of debt service pursuant to each of the Pacific Design Center Whole Loan and any mezzanine loan then in place that would be due for the 12 month period immediately preceding the date of calculation; provided that the foregoing must be calculated by the Lender based on the actual amount of aggregate debt service which would be due for such period assuming that the Pacific Design Center Whole Loan and each mezzanine loan had been in place for the entirety of said 12 month period.

“Permitted Mezzanine Debt” means a single mezzanine loan (the “Permitted Mezzanine Loan”) from a Qualified Institutional Lender to a direct or, if the Lender has exercised its Mezzanine Option, indirect equity owner of the Pacific Design Center Borrower that is secured by a pledge of direct or indirect equity interests in the Pacific Design Center Borrower, as applicable, provided in either case that the following conditions is satisfied: (i) the principal balance of the Permitted Mezzanine Debt must not exceed $50,000,000; (ii) immediately after giving effect to such debt, the loan to value ratio must not exceed 50.7%; (iii) immediately after giving effect to such debt, the NCF Debt Yield must be at least 11.6%; (iv) immediately after giving effect to such debt, NCF DSCR must be at least 1.72x; (v) the Lender and such Qualified Institutional Lender must have entered into a subordination and intercreditor agreement reasonably acceptable to the Lender and substantially in the form set forth in the Pacific Design Center Loan Agreement with such changes as may be reasonably acceptable the Lender; (vi) such debt must be coterminous with the Pacific Design Center Whole Loan or freely prepayable without premium or penalty from and after the Pacific Design Center Maturity Date of the Pacific Design Center Whole Loan; (vii) if the Permitted Mezzanine Debt bears a floating rate of interest, the same must be secured in part by an interest rate cap agreement acquired and maintained by the Pacific Design Center Borrower from a counterparty acceptable to the Lender in its reasonable discretion in a notional amount that is not less than the outstanding principal balance of the Permitted Mezzanine Debt and with a reasonable strike price; (viii) such debt shall be current-pay only, with no “pay-in-kind” or similar accrual feature; (ix) the applicable Rating Agency Confirmation must be satisfied and (x) the Permitted Mezzanine Debt must not be closed prior to the earlier to occur of (a) the date that is at least one year after the Pacific Design Center Origination Date and (b) the date on which the entire Pacific Design Center Whole Loan (including any subordinated interest therein) has been securitized pursuant to a securitization or series of securitizations.

“Qualified Institutional Lender” means a bank, saving and loan association, investment bank, insurance company or similar institutional lender that (i) has total assets (in name or under management or advisement) in excess of $2,000,000,000 and (except with respect to a pension advisory firm, asset manager or similar fiduciary) either (x) capital/statutory surplus or shareholder’s equity of at least $1,000,000,000 or (y) market capitalization of at least $1,000,000,000, and (ii) is regularly engaged in the business of making or owning (or, in the case of a pension advisory firm or similar fiduciary, regularly engaged in managing investments in) commercial real estate loans (including mezzanine loans).

“Sale or Pledge” means a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.

Permitted Equity Transfers

Notwithstanding the restrictions contained in the Pacific Design Center Loan Agreement, the following equity transfers will be permitted without the Lender’s consent: (a) a transfer (but not a pledge) by devise or descent or by operation of law upon the death of a Restricted Party or any member, partner or shareholder of a Restricted Party, (b) the transfer (but not the pledge), in one or a series of transactions, of the stock, partnership interests or membership interests (as the case may be) in a Restricted Party, (c) the transfer (but not the pledge) of a direct or indirect interest in the Pacific Design Center Borrower to one or more Sponsor Family Trusts, and (d) the sale, transfer or issuance of shares of common stock in any Restricted Party that is a publicly traded entity, provided that such shares of common stock are listed on the New York Stock Exchange or another nationally recognized stock

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exchange (provided that the foregoing provisions of clauses (a), (b), (c) and (d) above will not be deemed to waive, qualify or otherwise limit the Pacific Design Center Borrower’s obligation to comply (or to cause the compliance with) the other covenants set forth in the Pacific Design Center Loan Agreement and in the other Pacific Design Center Loan Documents (including, without limitation, the covenants contained in the Pacific Design Center Loan Agreement relating to ERISA matters)); provided, further, that with respect to the transfers listed in clauses (a), (b) and/or (c) above, (A) the Lender must receive not less than 30 days’ prior written notice of such transfers (provided that for purposes of clarification, with respect to the transfers contemplated in clause (a) above, the aforesaid notice will only be deemed to be required 30 days prior to the consummation of the applicable transfers made as a result of probate or similar process following such death (as opposed to prior notice of the applicable death)); (B) no such transfers will result in a change in control of the Pacific Design Center Guarantor (to the extent the Pacific Design Center Guarantor is an entity) or Affiliated Property Manager; (C) after giving effect to such transfers, (I) Qualified Equityholders will collectively own at least a 51% direct or indirect equity ownership interest in each of the Pacific Design Center Borrower and any SPE Component Entity; and (II) the Pacific Design Center Guarantor or any Qualified Equityholder (other than any Sponsor Family Trust that is itself not controlled by the Pacific Design Center Guarantor) controls the Pacific Design Center Borrower and any SPE Component Entity and control the day to day operation of the Pacific Design Center Mortgaged Property; (D) after giving effect to such transfers, the Pacific Design Center Mortgaged Property will continue to be managed by the Property Manager or a New Property Manager approved in accordance with the applicable terms and conditions of the Pacific Design Center Loan Agreement; (E) in the case of the transfer of any direct equity ownership interests in the Pacific Design Center Borrower or in any SPE Component Entity, such transfers will be conditioned upon continued compliance with the relevant provisions of the Pacific Design Center Loan Agreement; (F) in the case of (1) the transfer of the management of the Pacific Design Center Mortgaged Property to a new Affiliated Property Manager in accordance with the applicable terms and conditions of the Pacific Design Center Loan Agreement, or (2) the transfer of any equity ownership interests (I) directly in the Pacific Design Center Borrower or in any SPE Component Entity, or (II) in any Restricted Party whose sole asset is a direct or indirect equity ownership interest in the Pacific Design Center Borrower or in any SPE Component Entity, such transfers will be conditioned upon delivery to Lender of a new non-consolidation opinion addressing such transfer; (G) such transfers will be conditioned upon the Pacific Design Center Borrower’s ability to, after giving effect to the equity transfer in question (I) remake the representations contained in the Pacific Design Center Loan Agreement relating to ERISA matters (and, upon the Lender’s request, the Pacific Design Center Borrower must deliver to the Lender an officer’s certificate containing such updated representations effective as of the date of the consummation of the applicable equity transfer) and (II) continue to comply with the covenants contained in the Pacific Design Center Loan Agreement relating to ERISA matters; (H) such transfers will be permitted pursuant to the terms of the Property Documents; (I) after giving effect to such transfers, the Guarantor Control Condition will continue to be satisfied and (J) if any such conveyance or transfer results in the Pacific Design Center Guarantor, together with any Sponsor Family Trusts, ceasing to own at least 51% of the direct or indirect equity ownership interest in the Pacific Design Center Borrower, or results in the Pacific Design Center Guarantor ceasing to control the Pacific Design Center Borrower (and in connection with each subsequent conveyance or transfer that again changes the identity of the Qualified Equityholder(s) that owns at least 51% of the direct or indirect equity ownership interests in the Pacific Design Center Borrower or that controls the Pacific Design Center Borrower) (an “Assumption (Equity Transfer)”), then each of the following conditions must be satisfied: (1) no Pacific Design Center Loan Event of Default or default is continuing, (2) the Pacific Design Center Borrower will have paid to Lender a non-refundable assumption fee in the amount equal to (a) $300,000 for the first Assumption (Equity Transfer) or Assumption (Property Transfer) that occurs under the Pacific Design Center Loan Agreement and (b) 0.25% of the principal balance of the Pacific Design Center Whole Loan then outstanding for each subsequent Assumption (Equity Transfer) or Assumption (Property Transfer) that occurs under the Pacific Design Center Loan Agreement, (3) a person satisfactory to the Lender in its sole discretion will have assumed all obligations, liabilities, guarantees (including, without limitation, the Pacific Design Center Guaranty, the Environmental Indemnity Agreement and any Free Rent Guaranty and/or Leasing Cost Guaranty then currently in effect) and indemnities of the Pacific Design Center Guarantor and any other guarantor under the Pacific Design Center Loan Documents pursuant to documentation satisfactory to the Lender (and upon such assumption by such person, the Pacific Design Center Guarantor and any other such guarantor will be

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released on a forward-looking basis from such obligations, liabilities, guarantees and indemnities) and (4) the Pacific Design Center Borrower must have paid (a) all out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by the Lender in connection therewith and (b) all fees, costs and expenses of all third parties and the Rating Agencies incurred in connection therewith.

“Guarantor Control Condition” means a condition which will be deemed satisfied to the extent that each person that controls (directly or indirectly) the Pacific Design

Center Borrower and, if applicable, each SPE Component Entity is, in each case, itself a current Pacific Design Center Guarantor (as distinguished from any prior Pacific Design Center Guarantor that has been replaced in accordance with the applicable terms and conditions of the Pacific Design Center Loan Documents) or controlled (directly or indirectly) by one or more current Pacific Design Center Guarantors (as distinguished from any prior Pacific Design Center Guarantor that has been replaced in accordance with the applicable terms and conditions of the Pacific Design Center Loan Documents).

“Qualified Equityholder” means: (1) prior to the earlier of (x) three months after the Closing Date or (y) the first anniversary of the Pacific Design Center Origination Date, the Pacific Design Center Guarantor; and (2) thereafter, (i) the Pacific Design Center Guarantor, (ii) a Sponsor Family Trust, (iii) any person approved by the Lender with respect to which the Rating Agency Confirmation is satisfied, (iv) a bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, real estate company, investment fund or an institution substantially similar to any of the foregoing, provided that in each case under this clause (iv) that such person (x) has total assets (in name or under management) in excess of $1,000,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity in excess of $500,000,000 (in both cases, exclusive of the Pacific Design Center Mortgaged Property), and (y) is regularly engaged in the business of owning and operating at least 5,000,000 leasable square feet (excluding the Pacific Design Center Mortgaged Property) of comparable properties in major metropolitan areas, or (v) a mezzanine lender (or its designee) upon its acquisition of the equity interest in the Pacific Design Center Borrower through foreclosure or a transfer in lieu of foreclosure, in each case, in accordance with the intercreditor agreement between the Lender and such mezzanine lender.

Assumptions

Notwithstanding anything to the contrary in the Pacific Design Center Loan Agreement, at any time other than the 60 days prior to and following the Closing Date, the Lender will not unreasonably withhold consent to a transfer of the Pacific Design Center Mortgaged Property in its entirety to, and the related assumptions of the Pacific Design Center Whole Loan by, any person (such person, a “Transferee”, and such transaction, an “Assumption (Property Transfer)”), provided that each of the following terms and conditions are satisfied:

(a)   no default or Pacific Design Center Loan Event of Default has occurred;

(b)   the Pacific Design Center Borrower must have delivered written notice to the Lender of the terms of such prospective transfer not less than 60 days before the date on which such transfer is scheduled to close and, concurrently therewith, all such information concerning the proposed Transferee as the Lender may reasonably require. The Lender will have the right to approve or disapprove the proposed transfer based on its then-current underwriting and credit requirements for similar loans secured by similar properties which loans are sold in the secondary market, such approval not to be unreasonably withheld. In determining whether to give or withhold its approval of the proposed transfer, the Lender will consider the experience and track record of the Transferee and its principals in owning and operating facilities similar to the Pacific Design Center Mortgaged Property, the financial strength of the Transferee and its principals, the general business standing of the Transferee and its principals and the Transferee’s and its principals’ relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Lender’s agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval will be

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given or withheld based on what the Lender determines to be commercially reasonable and, if given, may be given subject to such conditions as the Lender may deem reasonably appropriate;

(c)   the Pacific Design Center Borrower must pay to the Lender, concurrently with the closing of such prospective transfer, (i) a non-refundable assumption fee in an amount equal to $300,000 in connection with the first Assumption (Property Transfer) or Assumption (Equity Transfer) that occurs under the Pacific Design Center Loan Agreement and 0.25% of the then-outstanding principal balance of the Pacific Design Center Whole Loan in connection with each subsequent Assumption (Property Transfer) or Assumption (Equity Transfer), (ii) all out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by the Lender in connection therewith, (iii) all fees, costs and expenses of the Rating Agencies incurred in connection therewith and (iv) all reasonable fees, costs and expenses of all other third parties incurred in connection therewith, to the extent such third parties are reasonably engaged in connection therewith;

(d)   the Transferee assumes and agrees to pay the debt as and when due subject to the provisions of the Pacific Design Center Loan Agreement and, prior to or concurrently with the closing of such transfer, the Transferee and its constituent partners, members, shareholders, affiliates or sponsors as the Lender may require, must execute, without any cost or expense to the Lender, such documents and agreements as the Lender reasonably requires to evidence and effectuate said assumption and an affiliate of the Transferee reasonably acceptable to the Lender must execute a recourse guaranty and an environmental indemnity in form and substance identical to the Pacific Design Center Guaranty and the Environmental Indemnity Agreement, respectively, with such changes to each of the foregoing as may be reasonably required by the Lender;

(e)   the Pacific Design Center Borrower and the Transferee, without any cost to the Lender, must furnish any information reasonably requested by the Lender for the preparation of, and must authorize the Lender to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by applicable legal requirements, and must execute any additional documents reasonably requested by the Lender;

(f)    the Pacific Design Center Borrower must deliver to the Lender, without any cost or expense to the Lender, such endorsements to the Lender’s title insurance policy insuring that fee simple or leasehold title to the Pacific Design Center Mortgaged Property, as applicable, is vested in the Transferee (subject to Permitted Encumbrances), hazard insurance endorsements or certificates and other similar materials as the Lender may deem necessary at the time of the transfer, all in form and substance satisfactory to the Lender;

(g)   the Transferee must furnish to the Lender all appropriate papers evidencing the Transferee’s organization and good standing, and the qualification of the signers to execute the assumption of the debt, which papers must include certified copies of all documents relating to the organization and formation of the Transferee and of the entities, if any, which are partners or members of the Transferee. The Transferee and such constituent partners, members or shareholders of the Transferee (as the case may be), as the Lender may require, must comply with the SPE covenants described under subheading “—SPE Covenants” below;

(h)   the Transferee must assume the obligations of the Pacific Design Center Borrower under any Property Management Agreement or provide a new management agreement with a new manager which meets with the requirements of the Assignment of Property Management Agreement and the Pacific Design Center Loan Agreement and assign to the Lender as additional security such new management agreement;

(i)    the Transferee must furnish to the Lender a new non-consolidation opinion and, a REMIC opinion with respect to the transfer and the transactions related thereto and an additional opinion of counsel satisfactory to the Lender and its counsel (A) that the Transferee’s formation documents provide for the matters described in subparagraph (g) above, (B) that the assumption

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of the debt has been duly authorized, executed and delivered, and that the assumption agreement and the other Pacific Design Center Loan Documents are valid, binding and enforceable against the Transferee in accordance with their terms, (C) that the Transferee and any entity which is a controlling stockholder, member or general partner of the Transferee, have been duly organized, and are in existence and good standing and (D) with respect to such other matters as the Lender may reasonably request;

(j)    to the extent that any Free Rent Guaranty and/or Leasing Cost Guaranty is in place as of the date of the applicable transfer, then if the Lender so requests, the Pacific Design Center Borrower or the Transferee must deliver cash or a letter of credit to the Lender (to be held in an account as security for completion of the applicable leasing costs) in the amount that the Lender determines (in its reasonable discretion) is necessary to complete and pay the applicable leasing costs subject to any Leasing Cost Guaranty, as well as an amount equal to any remaining free rent, gap rent and/or rent abatements subject to any Free Rent Guaranty;

(k)   if required by the Lender, the Lender must receive (A) a Rating Agency Confirmation with respect to such transfer and (B) evidence that the proposed transfer will not result in a Property Document Event;

(l)    if there is any mezzanine loan then in place, any such mezzanine loan must have been simultaneously assumed in accordance therewith; and

(m)  the Pacific Design Center Borrower’s obligations under the contract of sale pursuant to which the transfer is proposed to occur must expressly be subject to the satisfaction of the terms and conditions described under this subheading “—Assumptions”.

“Permitted Encumbrances” means collectively, (a) the lien and security interests created by the Pacific Design Center Loan Agreement and the other Pacific Design Center Loan Documents, (b) all liens, encumbrances and other matters disclosed in the title insurance policy, (c) liens, if any, for taxes imposed by any governmental authority not yet due or delinquent, (d) Permitted Mezzanine Debt and any other mezzanine debt resulting from Lender’s exercise of its Mezzanine Option and (e) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.

Liens

The Pacific Design Center Loan Documents provide that the Pacific Design Center Borrower is not permitted to incur any liens in respect of the Pacific Design Center Mortgaged Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests of the Pacific Design Center Loan Agreement, and in any event never permit to be created or exist in respect of the Pacific Design Center Mortgaged Property or any part thereof any other or additional lien or security interest other than the liens or security interests created by the Pacific Design Center Loan Agreement and by the mortgage, except for the Pacific Design Center Permitted Encumbrances.

“Pacific Design Center Permitted Encumbrances” means collectively, (a) the lien and security interests created by the Pacific Design Center Loan Agreement and the other Pacific Design Center Loan Documents, (b) all liens, encumbrances and other matters disclosed in the title insurance policy, (c) liens, if any, for taxes imposed by any governmental authority not yet due or delinquent, (d) Permitted Mezzanine Debt and any other mezzanine debt resulting from the lender’s exercise of its Mezzanine Option and (e) such other title and survey exceptions as the Lender has approved or may approve in writing in the Lender’s sole discretion.

Leases

All leases and all renewals of leases executed after the Pacific Design Center Origination Date must (i) provide for rental rates comparable to existing local market rates for similar properties, (ii) be on commercially reasonable terms with unaffiliated, third parties (unless otherwise consented to by the Lender), (iii) provide that such lease is subordinate to the mortgage and that the lessee will attorn to the

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Lender and any purchaser at a foreclosure sale and, (iv) not contain any terms which would have a material adverse effect. Notwithstanding anything to the contrary contained in the Pacific Design Center Loan Agreement, the Pacific Design Center Borrower may not, without the prior written approval of the Lender (which approval will not be unreasonably withheld or delayed), enter into, renew, extend, amend, modify, permit any assignment of or subletting under, waive any provisions of, release any party to, terminate (except in connection with any election by the Pacific Design Center Borrower (exercising commercially reasonable business judgment) to terminate a lease as a result of the monetary or material non-monetary default of a tenant thereunder), reduce rents under, accept a surrender of space under, or shorten the term of, in each case, any Major Lease. Notwithstanding anything to the contrary contained in the Pacific Design Center Loan Agreement, the Lender’s consent will not be required for any assignment or subleases expressly permitted as of right without lessor consent pursuant to the terms of the applicable lease.

Without limitation of the paragraph above, the Pacific Design Center Borrower must (i) observe and perform the obligations imposed upon the lessor under the leases in a commercially reasonable manner; (ii) enforce the terms, covenants and conditions contained in the leases upon the part of the lessee thereunder to be observed or performed, provided, however, that the Pacific Design Center Borrower will be permitted to enforce the foregoing in a commercially reasonable manner, (iii) not collect any of the rents more than one month in advance (other than security deposits); (iv) not execute any assignment of lessor’s interest in the leases or the rents (except as contemplated by the Pacific Design Center Loan Documents); (v) not, without the Lender’s prior written consent (which consent may not be unreasonably withheld, conditioned and/or delayed), alter, modify or change any lease to the extent the same would, individually or in the aggregate, (A) cause any such lease to violate clauses (i) through (iii) in the paragraph above or (B) have a material adverse effect; and (vi) hold all security deposits in accordance with legal requirements. Upon request, the Pacific Design Center Borrower must furnish the Lender with executed copies of all leases.

The Pacific Design Center Borrower is required to notify the Lender in writing, within two business days following receipt thereof, of the Pacific Design Center Borrower’s receipt of any early termination fee or payment or other termination fee or payment paid by any tenant under any lease, and the Pacific Design Center Borrower agreed to, with respect to any such fee or payment that is in excess of $200,000 or that are paid to the Pacific Design Center Borrower during the continuance of a Trigger Period (“Termination Proceeds”), promptly remit such fee or payment to the Lender for deposit in the Leasing Reserve Account to be held and disbursed as described under subheading “—Leasing Reserve Fund” (provided that any such deposit will not be taken into account when determining whether the Leasing Reserve Cap has been satisfied).

“Major Lease” means as to the Pacific Design Center Mortgaged Property (i) any lease (including, without limitation, any ancillary documents relating to the applicable lease) which, individually or when aggregated with all other leases at the Pacific Design Center Mortgaged Property with the same tenant or its affiliate, that either (A) accounts for 15% or more of the sum of the total rental income of the Pacific Design Center Mortgaged Property, or (B) demises 150,000 square feet or more of the Pacific Design Center Mortgaged Property’s gross leasable area, (ii) any lease which contains any option, offer, right of first refusal or other similar entitlement to purchase all or any portion of the Pacific Design Center Mortgaged Property and (iii) any lease with an affiliate of any Pacific Design Center Borrower Party.

Risk Management

Insurance

The Pacific Design Center Borrower is required to obtain and maintain, or cause to be maintained, insurance policies for the Pacific Design Center Borrower and the Pacific Design Center Mortgaged Property providing at least the following coverages:

(i)    insurance with respect to the improvements and the personal property insuring against any peril included within the classification “All Risk” or “Special Perils” (including, without

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limitation, fire, lightning, windstorm (including named storm), hail, terrorism and similar acts of sabotage, explosion, riot, riot attending a strike, civil commotion, vandalism, aircraft, vehicles and smoke), in each case (A) in an amount equal to the “Full Replacement Cost”, which for purposes of the Pacific Design Center Loan Agreement means actual replacement value exclusive of costs of excavations, foundations, underground utilities and footings, with a waiver of depreciation; (B) containing an agreed amount endorsement waiving all coinsurance provisions or is written on a no coinsurance form; (C) providing for no deductible in excess of $50,000 (the “Required Deductible”), except with respect to windstorm/named storms or earthquake, which may provide for no deductible in excess of 5% of the total insurable value of the Pacific Design Center Mortgaged Property; (D) at all times insuring against at least those hazards that are commonly insured against under a “special causes of loss” form of policy, as the same exists on the Pacific Design Center Origination Date, and together with any increase in the scope of coverage provided under such form after the Pacific Design Center Origination Date; and (E) containing “law and ordinance” coverage if any of the improvements or the use of the Pacific Design Center Mortgaged Property (or any portion thereof) at any time constitutes a legal non-conforming structure or use with limits acceptable to the Lender. The Full Replacement Cost will be re-determined from time to time (but not more frequently than once in any 12 calendar months) at the request of the Lender by an appraiser or contractor designated and paid by the Pacific Design Center Borrower and approved by the Lender, or by an engineer or appraiser in the regular employ of the insurer. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of the Lender to request any such ascertainment will relieve the Pacific Design Center Borrower of any of its obligations described under this subheading “—Insurance”;

(ii)   commercial general liability insurance against all claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Pacific Design Center Mortgaged Property, including “Dram Shop” or other liquor liability coverage if alcoholic beverages are sold, manufactured or distributed from the Pacific Design Center Mortgaged Property, such insurance (A) to be on the so-called “occurrence” form with a general aggregate limit of not less than $2,000,000 and a per occurrence limit of not less than $1,000,000 (with a per location aggregate if the Pacific Design Center Mortgaged Property is on a blanket policy), with no deductible or self-insured retention; (B) to continue at not less than the aforesaid limit until required to be changed by the Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) contractual liability for all insured contracts; (5) contractual liability covering the indemnities contained in the exculpation provisions of the Pacific Design Center Loan Agreement to the extent the same is available; and (6) acts of terrorism and similar acts of sabotage;

(iii)  loss of rents and/or business interruption insurance (A) with loss payable to the Lender; (B) covering all risks required to be covered by the insurance provided for in clauses (i), (iv) and (vi) - (viii); (C) in an amount equal to 100% of the projected gross income from the Pacific Design Center Mortgaged Property (on an actual loss sustained basis) for a period continuing until the Restoration of the Pacific Design Center Mortgaged Property is completed; the amount of such business interruption/loss of rents insurance was determined prior to the Pacific Design Center Origination Date and will be determined at least once each year thereafter based on the Lender’s determination of the projected gross income from the Pacific Design Center Mortgaged Property for an 18-month period; and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the improvements and the personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of 12 months from the date that the Pacific Design Center Mortgaged Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. Notwithstanding anything to the contrary contained in the Pacific Design Center Loan Agreement or in any other Pacific Design Center Loan Documents, to the extent that insurance proceeds are payable to the Lender as described under this sub heading “—Insurance”

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(the “Rent Loss Proceeds”) and the Pacific Design Center Borrower is entitled to disbursement of Net Proceeds for Restoration in accordance with the terms of the Pacific Design Center Loan Agreement, (1) a Trigger Period will be deemed to exist and (2) such Rent Loss Proceeds will be deposited by the Lender in the Cash Management Account and disbursed as described in subheading “—Property Cash Flow Allocation”; provided, however, that (I) nothing contained in the Pacific Design Center Loan Agreement will be deemed to relieve the Pacific Design Center Borrower of its obligations to pay the obligations secured under the Pacific Design Center Loan Agreement on the respective dates of payment provided for in the Pacific Design Center Notes except to the extent such amounts are actually paid out of the Rent Loss Proceeds and (II) in the event the Rent Loss Proceeds are paid in a lump sum in advance and the Pacific Design Center Borrower is entitled to disbursement of such Rent Loss Proceeds in accordance with the terms of the Pacific Design Center Loan Agreement, the Lender will hold such Rent Loss Proceeds in a segregated interest-bearing Eligible Account and the Lender will estimate the number of months required for the Pacific Design Center Borrower to restore the damage caused by the applicable Casualty, will divide the applicable aggregate Rent Loss Proceeds by such number of months and will disburse such monthly installment of Rent Loss Proceeds from such Eligible Account into the Cash Management Account each month during the performance of such Restoration;

(iv)  at all times during which structural construction, repairs or alterations are being made with respect to the improvements (and only if the existing property and/or liability coverage forms do not otherwise apply) (A) commercial general liability and umbrella liability insurance covering claims related to the construction, repairs or alterations being made which are not covered by or under the terms or provisions of the commercial general liability and umbrella insurance policies required under the Pacific Design Center Loan Agreement; and (B) the insurance provided for in clause (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to clause (i) above, (3) including permission to occupy the Pacific Design Center Mortgaged Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v)   workers’ compensation, subject to the statutory limits of the state in which such Pacific Design Center Mortgaged Property is located, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease aggregate in respect of any work or operations on or about the Pacific Design Center Mortgaged Property, or in connection with the Pacific Design Center Mortgaged Property or its operation (if applicable);

(vi)  comprehensive boiler and machinery insurance covering all mechanical and electrical equipment and pressure vessels and boilers in an amount not less than their replacement cost or in such other amount as will be reasonably required by the Lender;

(vii) if any portion of the improvements is at any time located in an area identified by (A) the Federal Emergency Management Agency in the Federal Register as an area having special flood hazards and/or (B) the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”), flood hazard insurance (1) in an amount equal to the maximum limit of coverage available for the Pacific Design Center Mortgaged Property under the Flood Insurance Acts plus (2) such additional amounts or other related and/or excess coverage as the Lender may require in its sole discretion with deductibles no greater than the maximum limit of coverage available under the Flood Insurance Acts;

(viii)        if the Pacific Design Center Mortgaged Property is located in seismic zone 3 or 4 and the PML/SEL of the Pacific Design Center Mortgaged Property exceeds 20%, earthquake insurance in form and substance satisfactory to the Lender and in an amount not less than the annual aggregate gross loss estimates for a 475 year event as indicated in a seismic risk analysis for the Pacific Design Center Mortgaged Property and all other high risk locations sharing the limit

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(such analysis to be approved by the Lender and secured by the Pacific Design Center Borrower utilizing the most current RMS software, or its equivalent, including loss amplification and business income, and at the expense of the Pacific Design Center Borrower), provided that the insurance pursuant to this clause (viii) must be on terms consistent with the all risk insurance policy required under clause (i);

(ix)  umbrella liability insurance in an amount not less than $100,000,000 per occurrence on terms consistent with the commercial general liability insurance policy required under clause (ii) above;

(x)   if applicable, motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of $1,000,000;

(xi)  such other insurance and in such amounts as (A) may be required pursuant to the terms of the Property Documents and (B) the Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Pacific Design Center Mortgaged Property located in or around the region in which the Pacific Design Center Mortgaged Property is located; and

(xii) so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a similar or subsequent statute is in effect, terrorism insurance for foreign and domestic acts (as such terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Pacific Design Center Mortgaged Property (plus rental loss and/or business interruption insurance coverage for a term set forth in clause (iv) above). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Pacific Design Center Borrower will be required to carry terrorism insurance throughout the term of the Pacific Design Center Whole Loan as required by the preceding sentence, but in such event the Pacific Design Center Borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the Pacific Design Center Loan Agreement on a stand-alone-basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Pacific Design Center Borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, such insurance will not have a deductible in excess of $50,000.

All insurance described above must be obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”), in such forms and, from time to time after the Pacific Design Center Origination Date, in such amounts as may be satisfactory to the Lender, issued by financially sound and responsible insurance companies authorized and admitted to do business in the state in which the Pacific Design Center Mortgaged Property is located and approved by the Lender. The insurance companies must have a general policy rating of “A” or better by S&P, “A2” or better by Moody’s, (or, if Moody’s does not rate such insurer, at least A:VIII by AM Best), or by a syndicate of insurers through which at least 75% of the coverage (if there are four or fewer members of the syndicate) or at least 60% of the coverage (if there are five or more members of the syndicate) is with insurers having such ratings, and all remaining insurers must have ratings of not less than “BBB” by S&P and “Baa2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A:VIII” by AM Best) (each such insurer, a “Qualified Insurer”). Not less than 15 days prior to the expiration dates of the Policies furnished to the Lender as described above, the Pacific Design Center Borrower will be required to deliver complete copies of the Policies marked “premium paid” or accompanied by evidence satisfactory to the Lender of payment of the premiums due thereunder, provided, however, that in the case of renewal Policies, the Pacific Design Center Borrower must furnish the Lender with binders and Acord Form 28 and Acord Form 25 Certificates, as applicable, therefor to be followed by the original Policies when issued. At least once per calendar year, the Pacific Design Center Borrower must provide the Lender with updated flood zone certifications for the Pacific Design Center Mortgaged Property (in form and substance acceptable to the Lender), which such flood zone

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certifications must be delivered to the Lender upon the earlier to occur of (i) December 1 of each calendar year or (ii) the renewal of the applicable Policy providing flood insurance coverage during the applicable calendar year.

The Pacific Design Center Borrower may not obtain (or permit to be obtained) (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by the Lender, the Lender’s interest is included therein as provided in the Pacific Design Center Loan Agreement, such Policy is issued by a Qualified Insurer and such Policy includes such changes to the coverages and requirements set forth in the Pacific Design Center Loan Agreement as may be required by the Lender (including, without limitation, increases to the amount of coverages required in the Pacific Design Center Loan Agreement) or (ii) separate insurance concurrent in form or contributing in the event of loss with that required above to be furnished by, or which may be reasonably required to be furnished by, the Pacific Design Center Borrower. In the event the Pacific Design Center Borrower obtains (or causes to be obtained) separate insurance or an umbrella or a blanket Policy, the Pacific Design Center Borrower must notify the Lender of the same and must cause complete copies of each Policy to be delivered as required in above, except binders must be submitted in the event such policies have not yet been issued, to be followed by complete copies of Policies upon issuance. Notwithstanding the Lender’s approval of any umbrella or blanket liability or casualty Policy under the Pacific Design Center Loan Agreement, the Lender reserves the right, in its sole discretion, to require the Pacific Design Center Borrower to obtain a separate Policy in compliance with this the terms described under this subheading “—Insurance”. Such Policies may be “blanket policies” covering multiple locations so long as the coverages for the Pacific Design Center Mortgaged Property provide the protections listed above and, provided, further, that, any material changes to such blanket policies or an aggregation of the insured values covered under such blanket policies, the reduction or erosion of earthquake limits or the addition of locations that are subject to the peril of earthquake, will be subject to the Lender’s review and reasonable approval by the Lender based on the portfolio PML report(s) for the catastrophic perils and such other information as reasonably requested by the Lender. Further, any such material changes, changes to the limits under the policy as of Pacific Design Center Origination Date or an aggregation of the insured values covered under the blanket policy, including the reduction or erosion of earthquake limits or the addition of locations that are subject to the peril of earthquake, will be subject to the Lender’s approval. Further, to the extent that any blanket policy covers more than one location within a one-thousand-foot radius of the Pacific Design Center Mortgaged Property (the “Radius”), the limits of such blanket policy must be sufficient to maintain terrorism coverage as set forth in above for the Pacific Design Center Mortgaged Property and any and all other locations combined within the Radius that are covered by such blanket policy calculated on a total insured value basis.

In the event of foreclosure of the mortgage or other transfer of title to the Pacific Design Center Mortgaged Property in extinguishment in whole or in part of the Pacific Design Center Whole Loan, all right, title and interest of the Pacific Design Center Borrower in and to the Policies then in force concerning the Pacific Design Center Mortgaged Property and all proceeds payable thereunder will thereupon vest in the Lender or the purchaser at such foreclosure or other transferee in the event of such other transfer of title.

Casualty and Condemnation

If the Pacific Design Center Mortgaged Property is damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), the Pacific Design Center Borrower must give prompt notice of such damage to the Lender and must promptly commence and diligently prosecute the completion of the Restoration of the Pacific Design Center Mortgaged Property and otherwise comply with the provisions relating to Restoration below. The Pacific Design Center Borrower must pay all costs of Restoration (including, without limitation, any applicable deductibles under the Policies) whether or not such costs are covered by the Net Proceeds. The Lender may, but will not be obligated to, make proof of loss if not made promptly by the Pacific Design Center Borrower.

The Pacific Design Center Borrower must promptly give the Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of the Pacific Design Center Mortgaged

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Property of which the Pacific Design Center Borrower has knowledge and must deliver to the Lender copies of any and all papers served in connection with such proceedings. The Lender may participate in any such proceedings, and the Pacific Design Center Borrower will be required to, from time to time, deliver to the Lender all instruments requested by it to permit such participation. The Pacific Design Center Borrower must, at its expense, diligently prosecute any such proceedings, and must consult with the Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), the Pacific Design Center Borrower must continue to pay the debt at the time and in the manner provided for its payment in the Pacific Design Center Notes and in the Pacific Design Center Loan Agreement and the debt will not be reduced until any award has been actually received and applied by the Lender, after the deduction of expenses of collection, to the reduction or discharge of the debt. The Lender will not be limited to the interest paid on the award by the condemning authority but will be entitled to receive out of the award interest at the rate or rates provided in the Pacific Design Center Loan Agreement or in the Pacific Design Center Notes. If the Pacific Design Center Mortgaged Property or any portion thereof is taken by a condemning authority, the Pacific Design Center Borrower, must promptly commence and diligently prosecute the Restoration of the Pacific Design Center Mortgaged Property and otherwise comply with the provisions of described below. The Pacific Design Center Borrower must pay all costs of Restoration whether or not such costs are covered by the Net Proceeds. If the Pacific Design Center Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by the Lender of the award, the Lender must have the right, whether or not a deficiency judgment on the Pacific Design Center Notes have been sought, recovered or denied, to receive the award, or a portion thereof sufficient to pay the debt. Notwithstanding the foregoing or anything to the contrary contained in the Pacific Design Center Loan Agreement or in any other Pacific Design Center Loan Document, if, in connection with any Condemnation, a prepayment of the debt (in whole or in part) is required under REMIC Requirements, to the extent that the amount of the applicable Net Proceeds actually applied to the debt as described under this subheading “—Casualty and Condemnation” is insufficient under REMIC Requirements, the Pacific Design Center Borrower must, within five days of demand by the Lender, prepay the principal amount of the debt in accordance with the applicable terms and conditions of the Pacific Design Center Loan Agreement in an amount equal to such insufficiency plus the amount of any then applicable Interest Shortfall (such prepayment, together with any related Interest Shortfall payment, collectively, the “REMIC Payment”). The Lender may require Pacific Design Center Borrower to deliver a REMIC opinion in connection with each of the foregoing.

If the Net Proceeds are less than the Restoration Threshold and the costs of completing the Restoration are less than the Restoration Threshold, the Net Proceeds will be disbursed by the Lender to the Pacific Design Center Borrower upon receipt, provided that all of the conditions set forth in the paragraph below are met and the Pacific Design Center Borrower delivers to the Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of the Pacific Design Center Loan Agreement. If the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration are equal to or greater than the Restoration Threshold, the Lender will make the Net Proceeds available for the Restoration in accordance with the provisions described in this subheading “—Casualty and Condemnation”.

The Net Proceeds will be made available for Restoration, provided that each of the following conditions are met: (A) no Pacific Design Center Loan Event of Default has occurred and is continuing; (B) (1) in the event the Net Proceeds are insurance proceeds, less than 30% of each of (i) fair market value of the Pacific Design Center Mortgaged Property as reasonably determined by the Lender, and (ii) rentable area of the Pacific Design Center Mortgaged Property has been damaged, destroyed or rendered unusable as a result of a Casualty or (2) in the event the Net Proceeds are condemnation proceeds, less than 15% of each of (i) the fair market value of the Pacific Design Center Mortgaged Property as reasonably determined by the Lender and (ii) rentable area of the Pacific Design Center Mortgaged Property is taken, such land is located along the perimeter or periphery of the Pacific Design Center Mortgaged Property, no portion of the improvements is located on such land and such taking does not materially impair the existing access to the Pacific Design Center Mortgaged Property; (C) leases

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demising in the aggregate a percentage amount equal to or greater than 75% of the total rentable space in the Pacific Design Center Mortgaged Property which has been demised under executed and delivered leases in effect as of the date of the occurrence of such fire or other casualty or taking, whichever the case may be, must remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and the Pacific Design Center Borrower furnishes to the Lender evidence satisfactory to the Lender that all tenants under Major Leases will continue to operate their respective space at the Pacific Design Center Mortgaged Property after the completion of the Restoration; (D) the Pacific Design Center Borrower must commence (or must cause the commencement of) the Restoration as soon as reasonably practicable (but in no event later than 30 days after the issuance of a building permit with respect thereto) and must diligently pursue the same to satisfactory completion in compliance with all applicable legal requirements, including, without limitation, all applicable Environmental Laws, and the applicable requirements of the Property Documents; (E) the Lender must be satisfied that any operating deficits which will be incurred with respect to the Pacific Design Center Mortgaged Property as a result of the occurrence of any such fire or other casualty or taking will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in clause (iii) under the subheading “—Insurance” above, or (3) by other funds of the Pacific Design Center Borrower; (F) the Lender must be satisfied that the Net Proceeds together with any cash or cash equivalent deposited by the Pacific Design Center Borrower with the Lender are sufficient to cover the cost of the Restoration; (G) the Lender must be satisfied that, upon the completion of the Restoration, the fair market value and cash flow of the Pacific Design Center Mortgaged Property will not be less than the fair market value and cash flow of the Pacific Design Center Mortgaged Property as the same existed immediately prior to the applicable Casualty or Condemnation; (H) the Lender must be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six months prior to the Pacific Design Center Maturity Date, (2) 12 months after the occurrence of such fire or other casualty or taking, (3) the earliest date required for such completion under the terms of any leases and the Property Documents, (4) such time as may be required under applicable legal requirements or (5) the expiration of the insurance coverage referred to in clause (iii) under the subheading “—Insurance” above; (I) the Pacific Design Center Borrower and the Pacific Design Center Guarantor must execute and deliver to the Lender a completion guaranty in form and substance satisfactory to the Lender and its counsel pursuant to the provisions of which the Pacific Design Center Borrower and the Pacific Design Center Guarantor jointly and severally guaranty to the Lender the lien-free completion by the Pacific Design Center Borrower of the Restoration in accordance with the provisions described under this subheading “—Casualty and Condemnation”; (J) the Pacific Design Center Mortgaged Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable legal requirements and the Property Documents; (K) the Restoration must be done and completed in an expeditious and diligent fashion and in compliance with all applicable legal requirements and the Property Documents; (L) the Property Documents will remain in full force and effect during and after the Restoration and a Property Document Event will not occur as a result of the applicable Casualty, Condemnation and/or Restoration; and (M) the Lender must be satisfied that making the Net Proceeds available for Restoration will be permitted pursuant to REMIC Requirements and, in that regard, the Lender may require the Pacific Design Center Borrower to deliver a REMIC opinion in connection therewith.

The Net Proceeds will be held by the Lender and, until disbursed in accordance with the related provisions of the Pacific Design Center Loan Agreement, will constitute additional security for the debt and other obligations under the Pacific Design Center Loan Documents.

All plans and specifications required in connection with the Restoration will be subject to the prior review and acceptance om all respects by the Lender and by an independent consulting engineer selected by the Lender. All costs and expenses incurred by the Lender in connection with making the Net Proceeds available for the restoration including, without limitation, reasonable counsel fees and disbursements and the independent consulting engineer’s fees, will be paid by the Pacific Design Center Borrower. The Pacific Design Center Borrower has the right to settle all claims under the Policies jointly with the Lender, provided that (a) no Pacific Design Center Loan Event of Default exists, (b) the Pacific Design Center Borrower promptly and with commercially reasonable diligence negotiates a settlement of any such claims and (c) the insurer with respect to the policy under which such claim is brought has not raised any act of the insured as a defense to the payment of such claim. If a Pacific Design Center Loan

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Event of Default exists, the Lender will, at its election, have the exclusive right to settle or adjust any claims made under the Policies in the event of a Casualty.

“Condemnation” means a temporary or permanent taking by any governmental authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of the Pacific Design Center Mortgaged Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Pacific Design Center Mortgaged Property or any part thereof.

“Interest Shortfall” means with respect to any prepayment received by the Lender on a date other than a Pacific Design Center Loan Payment Date, interest which would have accrued thereon to the next Pacific Design Center Loan Payment Date.

“Net Proceeds” means: (i) the net amount of all insurance proceeds payable as a result of a Casualty to the Pacific Design Center Mortgaged Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such insurance proceeds, or (ii) the net amount of the award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such award.

“REMIC Requirements” means any applicable legal requirements relating to any REMIC Trust (including, without limitation, those relating to the continued treatment of the Pacific Design Center Whole Loan (or the applicable portion thereof and/or interest therein) as a “qualified mortgage” held by such REMIC Trust, the continued qualification of such REMIC Trust as such under the IRS Code, the non-imposition of any tax on such REMIC Trust under the IRS Code (including, without limitation, taxes on “prohibited transactions” and “contributions”) and any other constraints, rules and/or other regulations and/or requirements relating to the servicing, modification and/or other similar matters with respect to the Pacific Design Center Whole Loan (or any portion thereof and/or interest therein) that may exist under applicable legal requirements (including, without limitation under the IRS Code)).

“Restoration” means, following the occurrence of a Casualty or a Condemnation which is of a type necessitating the repair of the Pacific Design Center Mortgaged Property (or any portion thereof), the completion of the repair and restoration of the Pacific Design Center Mortgaged Property (or applicable portion thereof) as nearly as possible to the condition the Pacific Design Center Mortgaged Property (or applicable portion thereof) was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by the Lender.

“Restoration Threshold” means an amount equal to 5% of the outstanding principal amount of the Pacific Design Center Whole Loan.

Annual Budget

By no later than December 1 of each calendar year, and within 30 days of the commencement of a Trigger Period, the Pacific Design Center Borrower must furnish to the Lender an annual operating budget for the next succeeding calendar year presented on a monthly basis consistent with the annual operating statement described above for the Pacific Design Center Mortgaged Property, including cash flow projections for the upcoming year and all proposed capital replacements and improvements, which such budget must (A) be provided to the Lender for informational purposes and (B) after the occurrence and during the continuance of a Trigger Period not take effect until approved by the Lender (after such approval has been given in writing, the “Approved Annual Budget”). The annual operating budget for the calendar year 2023 has been approved by the Lender (the “Approved Closing Budget”). Notwithstanding the foregoing, provided that no Pacific Design Center Loan Event of Default has occurred and is ongoing, each calendar year the following increases in the budget will be permitted without the Lender’s consent and until such time as the Pacific Design Center Borrower delivers and the Lender approves (to the extent such approval is required) the Approved Annual Budget, the Pacific Design Center Mortgaged Property will be operated assuming the Approved Closing Budget is in place (subject to the following increases): (a) any actual increase in operating expense line items (excluding non-discretionary costs) which do not exceed 5% over the corresponding line items in the most recent Approved Annual Budget

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and (b) all actual increases in non-discretionary costs. To the extent that the Deemed Approval Requirements are fully satisfied in connection with any Pacific Design Center Borrower request for the Lender’s consent under this subheading “—Annual Budget” and the Lender thereafter fails to respond, the Lender’s approval will be deemed given with respect to said matter. No Pacific Design Center Loan Event of Default will be deemed to have occurred for failure to deliver the Approved Annual Budget in these provisions, provided that: (a) the Pacific Design Center Mortgaged Property is being operated pursuant to the Approved Closing Budget (with the permitted increases described above) and (b) the Pacific Design Center Borrower delivers an annual budget as required by these provisions within 60 days after the Lender’s notice of the Pacific Design Center Borrower’s failure to deliver the same.

“Deemed Approval Requirements” means with respect to any matter, that (i) no Pacific Design Center Loan Event of Default has occurred and is continuing (either at the date of any notices specified below or as of the effective date of any deemed approval), (ii) the Pacific Design Center Borrower has sent the Lender a written request for approval with respect to such matter in accordance with the applicable terms and conditions of the Pacific Design Center Loan Agreement (the “Applicable Notice”), which such Applicable Notice must have been (A) accompanied by any and all required information and documentation relating thereto as may be reasonably required in order to approve or disapprove such matter (the “Approval Information”) and (B) the original request for consent must have contained a statement therein that the failure of the Lender to respond to such request within seven business days will be deemed to be consent thereto; and (iii) the Lender failed to respond to the Applicable Notice within the aforesaid time-frame (except that an automated response from the Lender will not be deemed a response thereto). For purposes of clarification, the Lender requesting additional and/or clarified information, in addition to approving or denying any request (in whole or in part), will be deemed a response by the Lender for purposes of the foregoing.

Financial Reporting

Annual Financial Statements

Within 90 days after the close of each fiscal year of the Pacific Design Center Borrower, an annual operating statement of the Pacific Design Center Mortgaged Property (detailing the revenues received, the expenses incurred and major capital improvements for the period of calculation and containing appropriate year-to-date information), accompanied by an officer’s certificate certifying that such statement is true, correct and complete and was prepared in accordance with the Approved Accounting Method applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments; and, within 120 days after the close of each fiscal year of the Pacific Design Center Borrower, (x) with respect to the Pacific Design Center Borrower, an annual balance sheet, statement of cash flow, profit and loss statement and statement of change in financial position (each of which will not include any person other than the Pacific Design Center Borrower) and (y) an annual operating statement of the Pacific Design Center Mortgaged Property (detailing the revenues received, the expenses incurred and major capital improvements for the period of calculation and containing appropriate year-to-date information) prepared in accordance with the Approved Accounting Method applied on a consistent basis and audited by a “Big Four” or other nationally-recognized accounting firm (provided that BDO USA, LLP, Citrin Cooperman & Company LLP and RSM US LLP will be acceptable to Lender as of the Pacific Design Center Origination Date, and will remain acceptable, provided that there has been no material adverse change in such accountant’s reputation or status as in independent certified public accountant from the Pacific Design Center Origination Date) whose opinion must be to the effect that they have been prepared in accordance with the Approved Accounting Method applied on a consistent basis and will not be qualified as to the scope of the audit or as to the status of the Pacific Design Center Borrower as a going concern.

Quarterly Financial Statements

The Pacific Design Center Borrower is required to furnish to the Lender: (i) quarterly (or during the continuance of a Trigger Period (if requested by the Lender) monthly) certified rent rolls within 30 days after the end of each calendar month or 60 days after the end of each calendar quarter together with a

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certification identifying (to the best of the Pacific Design Center Borrower’s knowledge) any tenant thathas “gone dark” in its demised premises and/or that is in monetary or material non-monetary default pursuant to its lease, as applicable; and (ii) quarterly (or during the continuance of a Trigger Period (if requested by the Lender), monthly) operating statements of the Pacific Design Center Mortgaged Property detailing the revenues received, the expenses incurred and major capital improvements for the period of calculation and containing appropriate year-to-date information, within 30 days after the end of each calendar month or 60 days after the end of each calendar quarter, as applicable.

Other Reports

Upon request from the Lender, the Pacific Design Center Borrower is required to furnish in a timely manner to the Lender an accounting of all security deposits, including the nature and type of security deposit, the name and identification number of the accounts in which such security deposits are held (if applicable), such details regarding any security deposit not held in the form of cash as the Lender may reasonably require, the name and address of the financial institutions in which such security deposits are held or have been otherwise issued by and the name of the person to contact at such financial institution, along with any authority or release necessary for the Lender to obtain information regarding such accounts or other information directly from such financial institutions.

Additionally, the Pacific Design Center Borrower must, within 10 days of request, furnish to the Lender with such other additional financial or management information as may, from time to time, be reasonably required by the Lender in form and substance satisfactory to the Lender (provided, that the aforesaid information will only be required to be provided under the Pacific Design Center Loan Agreement to the extent in the Pacific Design Center Borrower’s control or obtainable by the Pacific Design Center Borrower using commercially reasonable efforts). During the continuance of a Pacific Design Center Loan Event of Default, the Pacific Design Center Borrower must furnish to the Lender and its agents convenient facilities for the examination and audit of any such books and records.

In the event the Pacific Design Center Borrower fails to deliver to the Lender any of the required financial items described above within 20 business days of the giving of notice by the Lender to the Pacific Design Center Borrower of the Pacific Design Center Borrower’s failure to deliver the same within the time frame specified in the Pacific Design Center Loan Agreement (each such event, a “Reporting Failure”), the same will, at the Lender’s option, permit the Lender to declare same to be a Pacific Design Center Loan Event of Default. Provided that (i) the Pacific Design Center Borrower is diligently pursuing correcting a Reporting Failure, and (ii) the Lender has not declared a Pacific Design Center Loan Event of Default with respect to such Reporting Failure, the Lender may not unreasonably refuse or limit the Pacific Design Center Borrower’s use of the reserves, escrows or other Pacific Design Center Whole Loan accounts in the ordinary course of the operation of the Pacific Design Center Mortgaged Property and the Pacific Design Center Borrower’s business.

Representations and Warranties

The Pacific Design Center Borrower made the representations and warranties in the Pacific Design Center Loan Agreement set forth in “Annex A—Representations and Warranties of the Borrower” as of the Pacific Design Center Origination Date.

SPE Covenants

The Pacific Design Center Borrower has covenanted under the Pacific Design Center Loan Agreement that it has not and will not (the “Single Purpose Entity Covenants”):

(i)      engage in any business or activity other than the ownership, operation, improvement, financing, development, management, disposition and maintenance of the Pacific Design Center Mortgaged Property, and activities incidental thereto;

(ii)     acquire or own any assets other than (A) the Pacific Design Center Mortgaged Property (and certain then-unimproved land that was conveyed to an affiliate of the Pacific Design Center

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Borrower and in respect of which the Pacific Design Center Borrower has no remaining liabilities), and (B) such incidental personal property (including intangible personal property) as may be necessary for the ownership, leasing, maintenance and operation of the Pacific Design Center Mortgaged Property;

(iii)    merge into or consolidate with any person, divide or otherwise engage in or permit any Division or have the power to engage in or permit any Division or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure. The term “Division” means, as to any person, such person dividing and/or otherwise engaging in and/or becoming subject to, in each case, any division (whether pursuant to plan of division or otherwise), including without limitation, the division or conversion of the company into multiple entities or series, pursuant to §18-215, §18-217 or §18-218 of the Limited Liability Company Act of the State of Delaware and/or any similar applicable legal requirement;

(iv)    fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable legal requirements of the jurisdiction of its organization or formation (except for fully remedied, non-material failures), or amend, modify, terminate or fail to comply with the provisions of its organizational documents (provided that, such organizational documents may be amended or modified to the extent that, in addition to the satisfaction of the requirements related thereto set forth therein, the Lender’s prior written consent and, if required by the Lender, a Rating Agency Confirmation are first obtained);

(v)     own any subsidiary, or make any investment in, any person (other than, with respect to any SPE Component Entity, in the Pacific Design Center Borrower);

(vi)    commingle its funds or assets with the funds or assets of any other person;

(vii)   incur any indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Pacific Design Center Whole Loan, (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided that such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than 90 days past the date incurred and paid on or prior to such date (unless such payment is subject to a bona fide dispute which the Pacific Design Center Borrower is using commercially reasonable efforts to settle and provided that the Pacific Design Center Borrower has reserved for the full amount of such contested payment and such payment in connection with such dispute would not be reasonably anticipated to cause a material adverse effect), and/or (C) Permitted Equipment Leases; provided, however, that the aggregate amount of the indebtedness described in clauses (B) and (C) must not exceed at any time 4% of the outstanding principal amount of the Pacific Design Center Whole Loan. No indebtedness other than the Pacific Design Center Whole Loan may be secured (senior, subordinate or pari passu) by the Pacific Design Center Mortgaged Property;

(viii)  fail to maintain all of its books, records, financial statements and bank accounts separate from those of any other person (including, without limitation, any affiliates). The Pacific Design Center Borrower’s assets have not and will not be listed as assets on the financial statement of any other person; provided, however, that the Pacific Design Center Borrower’s assets may be included in a consolidated financial statement of its affiliates, provided that (i) appropriate notation must be made on such consolidated financial statements to indicate the separateness of the Pacific Design Center Borrower and such affiliates and to indicate that the Pacific Design Center Borrower’s assets and credit are not available to satisfy the debts and other obligations of such affiliates or any other person and (ii) such assets must be listed on the Pacific Design Center Borrower’s own separate balance sheet. The Pacific Design Center Borrower has maintained and will maintain its books, records, resolutions and agreements as official records;

(ix)    enter into any contract or agreement with any partner, member, shareholder, principal or affiliate, except, in each case, upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties (provided that (i) in accordance with the terms of the Pacific Design Center Loan Agreement and the terms of its organizational documents, the Pacific Design Center Borrower is permitted to make equity distributions

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to its members and (ii) delivery of the Pacific Design Center Guaranty by the Pacific Design Center Guarantor in connection with the origination of the Pacific Design Center Whole Loan will not constitute a violation of the foregoing covenant);

(x)     maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other person;

(xi)    assume or guaranty the debts of any other person, hold itself out to be responsible for the debts of any other person, or otherwise pledge its assets for the benefit of any other person or hold out its credit as being available to satisfy the obligations of any other person;

(xii)   make any loans or advances to any person;

(xiii)  fail to file its own tax returns (unless prohibited by applicable legal requirements from doing so);

(xiv)  fail to (A) hold itself out to the public and identify itself, in each case, as a legal entity separate and distinct from any other person and not as a division or part of any other person, (B) conduct its business solely in its own name, (C) hold its assets in its own name or (D) correct any known misunderstanding regarding its separate identity;

(xv)   fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (to the extent there exists sufficient cash flow from the Pacific Design Center Mortgaged Property to do so); provided that this clause will not be construed to require the making of any capital contributions or equity infusions by any person, including, without limitation, any constituent, shareholder, member, partner or beneficial interest owner or to return any distributions;

(xvi)  without the prior unanimous written consent of all of its partners, shareholders or members, as applicable, the prior unanimous written consent of its board of directors or managers, as applicable, and the prior written consent of each Independent Director (regardless of whether such Independent Director is engaged at the Pacific Design Center Borrower or SPE Component Entity level), (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any creditors rights laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action that might cause such entity to become insolvent, (d) make an assignment for the benefit of creditors or (e) take any Material Action with respect to the Pacific Design Center Borrower or any SPE Component Entity (provided that none of any member, shareholder or partner (as applicable) of the Pacific Design Center Borrower or any SPE Component Entity or any board of directors or managers (as applicable) of the Pacific Design Center Borrower or any SPE Component Entity may vote on or otherwise authorize the taking of any of the foregoing actions unless, in each case, there are at least two Independent Directors then serving in such capacity in accordance with the terms of the applicable organizational documents and such Independent Directors have consented to such foregoing action);

(xvii) fail to allocate shared expenses (including, without limitation, shared office space) or fail to use separate stationery, invoices and checks;

(xviii)  fail to pay its own liabilities (including, without limitation, salaries of its own employees) from its own funds or fail to maintain a sufficient number of employees in light of its contemplated business operations (in each case to the extent there exists sufficient cash flow from the Pacific Design Center Mortgaged Property to do so); provided that this clause will not be construed to require the making of any capital contributions or equity infusions by any person, including, without limitation, any constituent, shareholder, member, partner or beneficial interest owner or to return any distributions;

(xix)  acquire obligations or securities of its partners, members, shareholders or other affiliates, as applicable;

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(xx)   identify its partners, members, shareholders or other affiliates, as applicable, as a division or part of it; or

(xxi)  violate or cause to be violated the assumptions made with respect to the Pacific Design Center Borrower and its principals in the non-consolidation opinion or in any new non-consolidation opinion.

“Approved ID Provider” means each of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company and Lord Securities Corporation; provided that (A) the foregoing will be deemed Approved ID Providers unless and until disapproved by any Rating Agency and (B) additional national providers of Independent Directors may be deemed added to the foregoing to the extent approved in writing by the Lender and the Rating Agencies.

“Acceptable LLC” means a limited liability company formed under Delaware law which (i) has at least one springing member, which, upon the dissolution of all of the members or the withdrawal or the disassociation of all of the members from such limited liability company, will immediately become the sole member of such limited liability company, and (ii) otherwise meets the Rating Agency criteria then applicable to such entities.

“Independent Director” means a duly appointed independent director or manager of the Pacific Design Center Borrower or the applicable SPE Component Entity who must (I) not have been at the time of each such individual’s initial appointment, and must not have been at any time during the preceding five years, and must not be at any time while serving as Independent Director, (i) a shareholder (or other equity owner) of, or an officer, director (other than in its capacity as Independent Director), partner, member or employee of, the Pacific Design Center Borrower, the applicable SPE Component Entity or any of their respective shareholders, partners, members, subsidiaries or affiliates, (ii) a customer of, or supplier to, or other person who derives any of its purchases or revenues from its activities with, the Pacific Design Center Borrower, the applicable SPE Component Entity or any of their respective shareholders, partners, members, subsidiaries or affiliates, (iii) a person who controls or is under common control with any such shareholder, officer, director, partner, member, employee supplier, customer or other person, (iv) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier, customer or other person or (v) a trustee or similar person in any proceeding under creditors rights laws involving the Pacific Design Center Borrower, the applicable SPE Component Entity or any of their respective shareholders, partners, members, subsidiaries or affiliates, (II) at the time of their appointment, have at least three years’ experience in serving as an independent director and (III) be employed by, in good standing with and engaged by the Pacific Design Center Borrower in connection with, in each case, an Approved ID Provider.

“Material Action” means with respect to any person, any action to consolidate or merge such person with or into any person, or sell all or substantially all of the assets of such person, or to institute proceedings to have such person be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against such person or file a petition seeking, or consent to, reorganization or relief with respect to such person under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such person or a substantial part of its property, or make any assignment for the benefit of creditors of such person, or admit in writing such person’s inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate such person.

“Permitted Equipment Leases” means equipment leases or other similar instruments entered into with respect to the personal property; provided that in each case, such equipment leases or similar instruments (i) are entered into on commercially reasonable terms and conditions in the ordinary course of the Pacific Design Center Borrower’s business and (ii) relate to personal property which is (A) used in connection with the operation and maintenance of the Pacific Design Center Mortgaged Property in the ordinary course of the Pacific Design Center Borrower’s business and (B) readily replaceable without material interference or interruption to the operation of the Pacific Design Center Mortgaged Property.

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“SPE Component Entity” means an Acceptable LLC, in the case of a limited liability company, or a general partner, in the case of a partnership.

Other Covenants of the Pacific Design Center Borrower

The Pacific Design Center Borrower is required to comply with certain covenants including, without limitation, to comply with in all material respects, and cause the Pacific Design Center Mortgaged Property to be operated in compliance with all legal requirements and to maintain the insurance coverages required by the Pacific Design Center Loan Agreement. In addition, the Pacific Design Center Borrower is required to cause the Pacific Design Center Mortgaged Property to be maintained (or cause tenants to maintain) in good and safe condition and repair and will not remove, demolish or materially alter the improvements or personal property (except for normal replacement of personal property) without the consent of the Lender or as otherwise permitted pursuant to the Pacific Design Center Loan Documents.

Pacific Design Center Loan Events of Default

Events of default under the Pacific Design Center Loan Documents (each, a “Pacific Design Center Loan Event of Default”) include, with respect to the Pacific Design Center Whole Loan and the Pacific Design Center Borrower, the occurrence of any one or more of the following:

(a)           if (A) any monthly debt service payment or the payment due on the Pacific Design Center Maturity Date is not paid when due, (B) any deposit to any of the accounts required under the Pacific Design Center Loan Agreement or under the other Pacific Design Center Loan Documents is not paid when due and such non-payment continues for five business days following written notice to the Pacific Design Center Borrower which is first issued following the due date that the same is due and payable or (C) any other portion of the Pacific Design Center Whole Loan is not paid when due and such non-payment continues for five business days following written notice to the Pacific Design Center Borrower which is first issued following the due date that the same is due and payable; provided that with respect to each of the foregoing clauses (B) and (C), the Pacific Design Center Borrower will not be subject to any fees, charges, fines, premiums or other penalty provided such deposit or payment is made within five business days of written notice to the Pacific Design Center Borrower first issued following the applicable due date that the same is due and payable;

(b)           if any of the taxes or certain other charges are not paid when the same are due and payable except to the extent (A) sums sufficient to pay the taxes or other charges in question had been reserved under the Pacific Design Center Loan Agreement prior to the applicable due date for the taxes or other charges in question for the express purpose of paying the taxes or other charges in question and the Lender failed to pay the taxes or other charges in question when required under the Pacific Design Center Loan Agreement, (B) the Lender’s access to such sums was not restricted or constrained in any manner and (C) no Pacific Design Center Loan Event of Default was continuing;

(c)           if the Policies are not kept in full force and effect or if evidence of the same is not delivered to the Lender as provided in the Pacific Design Center Loan Agreement;

(d)           if any of the representations or covenants relating to Single Purpose Entity Covenants, transfer and permitted transfers, compliance with legal requirements or the Property Documents or if the Property Document Provisions are breached or violated;

(e)           if any representation or warranty made in the Pacific Design Center Loan Agreement, in the Pacific Design Center Guaranty or in the Environmental Indemnity Agreement or in any other guaranty, or in any certificate, report, financial statement or other instrument or document furnished to the Lender in connection with the Pacific Design Center Whole Loan was false or misleading in any material adverse respect when made;

(f)            if (i) the Pacific Design Center Borrower, any SPE Component Entity, any Affiliated Property Manager or the Pacific Design Center Guarantor commences any case, proceeding or other action (A) under any creditors rights laws seeking to have an order for relief entered with respect to it,

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or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, liquidation or dissolution, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Pacific Design Center Borrower or any managing member or general partner of the Pacific Design Center Borrower, any SPE Component Entity, any Affiliated Property Manager or the Pacific Design Center Guarantor makes a general assignment for the benefit of its creditors (except, with respect to the Pacific Design Center Guarantor and/or an Affiliated Property Manager, as applicable, if a Replacement Event has occurred within 60 days of the applicable filing); (ii) there is commenced against the Pacific Design Center Borrower or any managing member or general partner of the Pacific Design Center Borrower, any SPE Component Entity, any Affiliated Property Manager or the Pacific Design Center Guarantor any case, proceeding or other action of a nature referred to in clause (i) above (other than any case, action or proceeding already constituting an Pacific Design Center Loan Event of Default by operation of the other provisions of this subsection) which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days (except, with respect to the Pacific Design Center Guarantor and/or an Affiliated Property Manager, as applicable, if a Replacement Event has occurred); (iii) there is commenced against the Pacific Design Center Borrower, any SPE Component Entity, any Affiliated Property Manager or the Pacific Design Center Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets (other than any case, action or proceeding already constituting a Pacific Design Center Loan Event of Default by operation of the other provisions of this subsection) which results in the entry of any order for any such relief which has not have been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof (except, with respect to the Pacific Design Center Guarantor and/or an Affiliated Property Manager, as applicable, if a Replacement Event has occurred); (iv) the Pacific Design Center Borrower, any SPE Component Entity, any Affiliated Property Manager or the Pacific Design Center Guarantor takes any action in furtherance of, in collusion with respect to, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; (v) the Pacific Design Center Borrower, any SPE Component Entity, any Affiliated Property Manager or the Pacific Design Center Guarantor will generally not, or will be unable to, or admits in writing its inability to, pay its debts as they become due (except, with respect to the Pacific Design Center Guarantor and/or Affiliated Property Manager, as applicable, if a Replacement Event has occurred within 60 days thereof); (vi) any Restricted Party is substantively consolidated with any other entity in connection with any proceeding under the Bankruptcy Code or any other creditors rights laws involving any member of the Sponsor Family Group or its subsidiaries; or (vii) a Bankruptcy Event occurs;

(g)           if the Pacific Design Center Borrower is in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Pacific Design Center Mortgaged Property whether it be superior or junior in lien to the mortgage;

(h)           subject to the Pacific Design Center Borrower’s right to contest the same in accordance with the applicable terms and conditions of the Pacific Design Center Loan Agreement, if the Pacific Design Center Mortgaged Property becomes subject to any mechanic’s, materialman’s or other lien (other than a lien for any taxes not then due and payable) and the lien remains undischarged of record (by payment, bonding or otherwise) for a period of 60 days after the Pacific Design Center Borrower’s notice of such lien (which such 60-day period will be deemed extended under the Pacific Design Center Loan Agreement for a period not to exceed an additional 60 days so long as no foreclosure proceeding or similar action has been instituted with respect to such lien and neither the Pacific Design Center Mortgaged Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost) (for the avoidance of doubt, the Lender acknowledges that, for so long as the Pacific Design Center Borrower is exercising (pursuant to the applicable terms of the Pacific Design Center Loan Agreement) any contest rights relating to the applicable lien expressly set forth in the Pacific Design Center Loan Agreement, no Pacific Design Center Loan Event of Default under this clause h will be deemed to occur because of the existence of the applicable lien);

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(i)            subject to the Pacific Design Center Borrower’s right to contest the same in accordance with the applicable terms and conditions of the Pacific Design Center Loan Agreement, if any federal tax lien is filed against the Pacific Design Center Borrower, any SPE Component Entity or the Pacific Design Center Mortgaged Property and same is not discharged of record (by payment, bonding or otherwise) as of the earlier of (i) the date occurring 60 days after the Pacific Design Center Borrower’s knowledge of such lien or (ii) the later of (I) the date occurring 30 days after the Pacific Design Center Mortgaged Property first became subject to such lien and (II) the date that enforcement proceedings are brought with respect to such lien (for the avoidance of doubt, the Lender acknowledges that, for so long as the Pacific Design Center Borrower is exercising (pursuant to the applicable terms of the Pacific Design Center Loan Agreement) any contest rights relating to the applicable federal tax lien expressly set forth in the Pacific Design Center Loan Agreement, no Pacific Design Center Loan Event of Default under this clause (i) will be deemed to occur because of the existence of the applicable federal tax lien);

(j)            if the Pacific Design Center Borrower fails to deliver to the Lender, within 10 business days after request by the Lender, the tenant estoppel certificates required under the Pacific Design Center Loan Agreement;

(k)           if any default occurs under any guaranty or indemnity executed in connection with the Pacific Design Center Loan Agreement (including, without limitation, the Environmental Indemnity Agreement and/or the Pacific Design Center Guaranty) and such default continues after the expiration of applicable grace periods, if any;

(l)            if any of the assumptions contained in the non-consolidation opinion, or in any new non-consolidation opinion (including, without limitation, in any schedules thereto and/or certificates delivered in connection therewith) are untrue or become untrue in any material respect;

(m)          if the Pacific Design Center Borrower defaults under the Property Management Agreement beyond the expiration of applicable notice and grace periods, if any, thereunder or if the Property Management Agreement is canceled, terminated or surrendered, expires pursuant to its terms or otherwise ceased to be in full force and effect, unless, in each such case, the Pacific Design Center Borrower, contemporaneously with such cancellation, termination, surrender, expiration or cessation, enters into a Qualified Property Management Agreement with a Qualified Property Manager in accordance with the applicable terms and provisions of the Pacific Design Center Loan Agreement;

(n)           if the Pacific Design Center Borrower fails to appoint a New Property Manager upon the request of the Lender and/or fails to comply with any limitations on instructing the Property Manager, each as required by and in accordance with, as applicable, the terms and provisions of, the Pacific Design Center Loan Agreement, the Assignment of Property Management Agreement and the mortgage;

(o)           if any representation and/or covenant in the Pacific Design Center Loan Agreement relating to ERISA matters is breached;

(p)           if any of the representations or covenants relating to compliance with legal requirements regarding vacant space at the Pacific Design Center Mortgaged Property are breached or violated and if the same is not cured prior to the earliest to occur of: (i) the Major Tenant providing notice to the Pacific Design Center Borrower of its intent to terminate its lease with respect to the space more particularly defined in the Pacific Design Center Loan Agreement (or any portion thereof) as a result of such breach or violation, (ii) the revocation by the City of West Hollywood (or any board, agency, commission, office or other authority thereof) of its approval for the use of the space more particularly defined in the Pacific Design Center Loan Agreement (or any portion thereof) as a research, lab or a medical tech lab processing and medical research space as a result of such breach or violation, and (iii) the date that is 30 days after the occurrence of such breach or violation; provided that with respect to this clause (iii) only, if the same cannot reasonably be cured within such 30 day period and the Pacific Design Center Borrower has commenced to cure the same within such 30 day period and thereafter diligently and expeditiously proceeds to cure the same, such 30 day period will be extended

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for so long as it requires the Pacific Design Center Borrower in the exercise of due diligence to cure the same, provided that no such extension will be for a period in excess of 365 days;

(q)           with respect to any default or breach of any term, covenant or condition of the Pacific Design Center Loan Agreement not specified in clauses (a) through (p) above or not otherwise specifically specified as a Pacific Design Center Loan Event of Default, if the same is not cured (i) within 10 days after notice from the Lender (in the case of any default which can be cured by the payment of a sum of money) or (ii) for 30 days after notice from the Lender (in the case of any other default or breach); provided that with respect to any default or breach specified in clause (ii), if the same cannot reasonably be cured within such 30 day period and the Pacific Design Center Borrower has commenced to cure the same within such 30 day period and thereafter diligently and expeditiously proceeds to cure the same, such 30 day period will be extended for so long as it may require the Pacific Design Center Borrower in the exercise of due diligence to cure the same, provided that no such extension will be for a period in excess of 90 days; or

(r)            if any default exists under any of the other Pacific Design Center Loan Documents beyond any applicable cure periods contained in such Pacific Design Center Loan Documents or if any other such event occurs or condition exists, if the effect of such event or condition is to accelerate the maturity of any portion of the Pacific Design Center Whole Loan or to permit the Lender to accelerate the maturity of all or any portion of the Pacific Design Center Whole Loan.

Upon the occurrence of a Pacific Design Center Loan Event of Default (other than a Pacific Design Center Loan Event of Default described in clause (f) above with respect to the Pacific Design Center Borrower or any SPE Component Entity) and at any time thereafter the Lender may, in addition to any other rights or remedies available to it pursuant to the Pacific Design Center Loan Agreement, the mortgage, the Pacific Design Center Notes and the other Pacific Design Center Loan Documents or at law or in equity, take such action, without notice or demand, that the Lender deems advisable to protect and enforce its rights against the Pacific Design Center Borrower and in the Pacific Design Center Mortgaged Property, including, without limitation, declaring the Pacific Design Center Whole Loan to be immediately due and payable, and the Lender may enforce or avail itself of any or all rights or remedies provided in the Pacific Design Center Loan Agreement, the mortgage, the Pacific Design Center Notes and the other Pacific Design Center Loan Documents against the Pacific Design Center Borrower and the Pacific Design Center Mortgaged Property, including, without limitation, all rights or remedies available at law or in equity. Upon any Pacific Design Center Loan Event of Default described in clause (f) above with respect to the Pacific Design Center Borrower or any SPE Component Entity, the Pacific Design Center Whole Loan and all other obligations of the Pacific Design Center Borrower under the Pacific Design Center Loan Agreement, the mortgage, the Pacific Design Center Notes and the other Pacific Design Center Loan Documents will immediately and automatically become due and payable, without notice or demand, and the Pacific Design Center Borrower expressly waived any such notice or demand, anything contained in the Pacific Design Center Loan Agreement or in the mortgage, the Pacific Design Center Notes and the other Pacific Design Center Loan Documents to the contrary notwithstanding.

“Property Document Provisions” means the representations, covenants and other terms and conditions of the Pacific Design Center Loan Agreement and the other Pacific Design Center Loan Documents related to, in each case, any Property Document and/or other related matters.

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Environmental Indemnity

The Pacific Design Center Borrower and the Pacific Design Center Guarantor have entered into an environmental indemnity agreement (the “Environmental Indemnity Agreement”) for the benefit of the Lender. Under the Environmental Indemnity Agreement, the Pacific Design Center Borrower and the Pacific Design Center Guarantor have agreed, at their sole cost and expense, to protect, defend, indemnify, release and hold harmless the Lender and other indemnified parties (including the Master Servicer, the Special Servicer and the Trustee) (collectively, the “Environmental Indemnitees”) from and against any and all Losses imposed upon, incurred by or asserted against any of the Environmental Indemnitees and directly or indirectly arising out of or relating to any one or more of the following:

(a)           any presence of any Hazardous Substances at, in, on, above, under the Pacific Design Center Mortgaged Property;

(b)           any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Pacific Design Center Mortgaged Property;

(c)           any Release or activity by the Pacific Design Center Borrower, Pacific Design Center Guarantor, any person affiliated with the Pacific Design Center Borrower or Pacific Design Center Guarantor and any tenant or other user of any Pacific Design Center Mortgaged Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any Pacific Design Center Mortgaged Property of any Hazardous Substances at any time located in, under, on or above any Pacific Design Center Mortgaged Property;

(d)           any activity by the Pacific Design Center Borrower, Pacific Design Center Guarantor, any affiliate or any tenant or other user of the Pacific Design Center Mortgaged Property in connection with any actual or proposed remediation of any Hazardous Substances at any time located in, under, on or above any Pacific Design Center Mortgaged Property, whether or not such remediation is voluntary or pursuant to court or administrative order, including, but not limited to, any removal, remedial or corrective action;

(e)           any past, present or threatened non-compliance or violation of any Environmental Laws (or of any permit issued pursuant to any Environmental Law) in connection with the Pacific Design Center Mortgaged Property or operations thereon, including, but not limited to, any failure by the Pacific Design Center Borrower, Pacific Design Center Guarantor or any person affiliated with the Pacific Design Center Borrower or the Pacific Design Center Guarantor and any tenant or other user of any Pacific Design Center Mortgaged Property to comply with any order of any governmental authority in connection with any Environmental Laws;

(f)            the imposition, recording or filing or the threatened imposition, recording or filing of any liens and other encumbrances imposed pursuant to any Environmental Law encumbering the Pacific Design Center Mortgaged Property;

(g)           any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in the Environmental Indemnity Agreement relating to Hazardous Substances or any Environmental Law;

(h)           any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Pacific Design Center Mortgaged Property, including, but not limited to, costs to investigate and assess such injury, destruction or loss;

(i)            any acts of the Pacific Design Center Borrower, the Pacific Design Center Guarantor, any person affiliated with the Pacific Design Center Borrower or the Pacific Design Center Guarantor and/or any tenant or other user of any Pacific Design Center Mortgaged Property in arranging for the disposal or treatment, or arranging with a transporter for transport for the disposal or treatment, of

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Hazardous Substances at any facility or incineration vessel containing such or similar Hazardous Substances;

(j)            any acts of the Pacific Design Center Borrower, the Pacific Design Center Guarantor, any person affiliated with the Pacific Design Center Borrower or the Pacific Design Center Guarantor and/or any tenant or other user of the Pacific Design Center Mortgaged Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release or a threatened Release of any Hazardous Substance which causes the incurrence of costs for remediation;

(k)           any personal injury, wrongful death or property or other damage arising under any statutory or common law or tort law theory, including, but not limited to, damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Pacific Design Center Mortgaged Property; and

(l)            any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to the Environmental Indemnity Agreement, the Pacific Design Center Loan Agreement or the mortgage, in each case, related to environmental matters.

Notwithstanding the foregoing provisions of the Environmental Indemnity Agreement, the Pacific Design Center Borrower and the Pacific Design Center Guarantor will not have any indemnification obligations to the Lender under the Environmental Indemnity Agreement with respect to any Losses that have been adjudicated as final (and are not subject to appeal) as having arisen solely out of, or that the Pacific Design Center Borrower and the Pacific Design Center Guarantor can prove to the satisfaction of the Lender (determined in the Lender’s sole and absolute discretion) arose solely out of, Hazardous Substances in, on, under or about the Pacific Design Center Mortgaged Property that were not (i) present prior to the date that Lender or its nominee acquired title to the Pacific Design Center Mortgaged Property (and in no event resulting from or relating to a condition existing or which may have existed prior to the date that Lender or its nominee acquired title to the Pacific Design Center Mortgaged Property), whether by foreclosure, exercise of power of sale, acceptance of a deed-in-lieu of foreclosure, or otherwise and (ii) the result of any act or negligence of the Pacific Design Center Borrower and the Pacific Design Center Guarantor or any of Pacific Design Center Borrower’s and the Pacific Design Center Guarantor’s respective affiliates, agents or contractors.

“Environmental Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of other actual or threatened danger to human health or the environment.

“Hazardous Substances” includes, but is not limited to any and all substances (whether solid, liquid or gas) defined, regulated, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to microbial matter, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives. The foregoing will be deemed to exclude substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations, provided that the same (i) have been and continue to be in compliance with all Environmental Laws, (ii) have not and do not result in contamination of the Pacific Design Center Mortgaged Property and (iii) have not had and do not otherwise have a material adverse effect.

“Losses” means any actual, out-of-pocket losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of remediation (whether or not performed voluntarily), amounts paid in settlement, litigation costs, attorneys’ fees, engineers’ fees, environmental consultants’ fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air,

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building materials, and other materials and substances whether solid, liquid or gas), in the case of each of the foregoing, of whatever kind or nature and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards, but, except a set forth in the parenthetical at the end of this definition, excluding all consequential, punitive, exemplary and special damages (it being acknowledged that consequential, punitive, exemplary and special damages will be covered by this definition to the extent such consequential, punitive, exemplary and/or special damages are actually paid or payable to third parties by any party seeking indemnification for Losses).

“Release” means with respect to any Hazardous Substance includes, but is not limited to, any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

General Indemnity; Expense Reimbursement

The Pacific Design Center Borrower is required to indemnify, defend and hold harmless the Lender, its affiliates, successors and assigns, and their respective officers and directors from and against any and all Indemnified Losses that may be imposed on, incurred by, or asserted against the Lender and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Pacific Design Center Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Pacific Design Center Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Pacific Design Center Mortgaged Property or any part thereof; (d) any failure of the Pacific Design Center Mortgaged Property to be in compliance with any applicable legal requirements; (e) any and all claims and demands whatsoever which may be asserted against the Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any lease, management agreement or any Property Document; (f) the payment of any commission, charge or brokerage fee to anyone (other than a broker or other agent retained by the Lender) which may be payable in connection with the funding of the Pacific Design Center Whole Loan evidenced by the Pacific Design Center Notes and secured by the mortgage; and/or (g) the holding or investing of the funds on deposit in the accounts or the performance of any work or the disbursement of funds in each case in connection with the accounts. Notwithstanding the foregoing, the foregoing indemnity of the Pacific Design Center Borrower will not be deemed to extend to any losses incurred by the Lender, its affiliates, successors and assigns, and their respective officers and directors that the Pacific Design Center Borrower can establish (to the Lender’s reasonable satisfaction) (i) arose as the direct result of the gross negligence, willful misconduct, illegal acts and/or material breach of the Pacific Design Center Loan Documents of the Lender, its affiliates, successors and assigns, and their respective officers and directors or (ii) were caused by events first occurring (as opposed to being first discovered) after the Lender Control Date. Any amounts payable to the Lender by reason of the application of provisions described in this paragraph will become immediately due and payable and will bear interest at the Pacific Design Center Default Rate from the date loss or damage is sustained by the Lender until paid.

Subject to the terms and conditions of the Pacific Design Center Loan Agreement and any limitation on expenses expressly agreed to by the Lender and the Pacific Design Center Borrower in writing, the Pacific Design Center Borrower is required to reimburse the Lender, its affiliates, successors and assigns, and their respective officers and directors for reasonable costs and expenses (including reasonable, actual attorneys’ fees and disbursements) incurred by the Lender in connection with (i) the preparation, negotiation, execution and delivery of the Pacific Design Center Loan Agreement, the mortgage, the Pacific Design Center Notes and the other Pacific Design Center Loan Documents and the consummation of the transactions contemplated by the Pacific Design Center Loan Agreement and thereby and all the costs of furnishing all opinions by counsel for the Pacific Design Center Borrower (including without limitation any opinions requested by the Lender as to any legal matters arising under the Pacific Design Center Loan Agreement, the mortgage, the Pacific Design Center Notes and the other Pacific Design Center Loan Documents with respect to the Pacific Design Center Mortgaged Property); (ii) the Pacific Design Center Borrower’s ongoing performance of and compliance with the Pacific Design

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Center Borrower’s respective agreements and covenants contained in the Pacific Design Center Loan Agreement, the mortgage, the Pacific Design Center Notes and the other Pacific Design Center Loan Documents on its part to be performed or complied with after the Pacific Design Center Origination Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) the Lender’s ongoing performance and compliance with all agreements and conditions contained in the Pacific Design Center Loan Agreement, the mortgage, the Pacific Design Center Notes and the other Pacific Design Center Loan Documents on its part to be performed or complied with after the Pacific Design Center Origination Date (including, without limitation, those relating to Reserve Funds and the Cash Management Agreement); (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to the Pacific Design Center Loan Agreement, the mortgage, the Pacific Design Center Notes and the other Pacific Design Center Loan Documents and any other documents or matters requested by the Pacific Design Center Borrower; (v) securing the Pacific Design Center Borrower’s compliance with any requests made pursuant to the provisions of the Pacific Design Center Loan Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to the Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the lien in favor of the Lender pursuant to the Pacific Design Center Loan Agreement, the mortgage, the Pacific Design Center Notes and the other Pacific Design Center Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting the Pacific Design Center Borrower, the Pacific Design Center Loan Agreement, the mortgage, the Pacific Design Center Notes, the other Pacific Design Center Loan Documents, the Pacific Design Center Mortgaged Property, or any other security given for the Pacific Design Center Whole Loan; (viii) servicing the Pacific Design Center Whole Loan (including, without limitation, enforcing any obligations of or collecting any payments due from the Pacific Design Center Borrower under the Pacific Design Center Loan Agreement, the mortgage, the Pacific Design Center Notes and the other Pacific Design Center Loan Documents or with respect to the Pacific Design Center Mortgaged Property) or in connection with any refinancing or restructuring of the credit arrangements provided under the Pacific Design Center Loan Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; and (ix) the preparation, negotiation, execution, delivery, review, filing, recording or administration of any documentation associated with the exercise of any of the Pacific Design Center Borrower’s rights under the Pacific Design Center Loan Agreement and/or under the other Pacific Design Center Loan Documents regardless of whether or not any such right is consummated (including, without limitation, the Pacific Design Center Borrower’s rights under the Pacific Design Center Loan Agreement to defease the Pacific Design Center Whole Loan and to permit or undertake transfers, in each case, in accordance with the applicable terms and conditions of the Pacific Design Center Loan Agreement); provided, however, that, with respect to each of subsections (i) though (ix) above, (A) none of the foregoing subsections will be deemed to be mutually exclusive or limit any other subsection, (B) the same will be deemed to (I) include, without limitation and in each case (subject to the provisions relating to any servicers), any related special servicing fees, liquidation fees, modification fees, work-out fees and other similar costs or expenses payable to the Master Servicer, Special Servicer and/or Trustee of the Pacific Design Center Whole Loan (or any portion thereof and/or interest therein) and (II) exclude any requirement that the Pacific Design Center Borrower directly pay any initial set-up fees in connection with the set-up of the Pooling and Servicing Agreement or the base monthly servicing fees due to any master servicer on account of the day to day, routine servicing of the Pacific Design Center Whole Loan (provided, further, that the foregoing subsection (II) will not be deemed to otherwise limit any fees, costs, expenses or other sums required to be paid to the Lender under this paragraph, the other terms and conditions of the Pacific Design Center Loan Agreement and/or of the other Pacific Design Center Loan Documents) and (C) the Pacific Design Center Borrower will not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of the Lender.

“Indemnified Losses” means any and all actual losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, amounts paid in settlement, foreseeable and unforeseeable consequential damages (it being acknowledged that consequential and/or punitive damages shall be covered by this definition solely to the extent such consequential damages and/or punitive damages are

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actually paid or payable to third parties by any party seeking indemnification for Indemnified Losses), litigation costs and attorneys’ fees, in the case of each of the foregoing, of whatever kind or nature and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

Mezzanine Option

The Lender will, at its own cost and expense (provided that the Pacific Design Center Borrower will pay the Pacific Design Center Borrower’s own legal costs and expenses) have the option, following a non-binding consultation with the Pacific Design Center Borrower and upon not less than 30 days’ prior written notice to the Pacific Design Center Borrower of the Lender’s exercise of said option, at any time to divide the Pacific Design Center Whole Loan into two parts, a mortgage loan and a mezzanine loan (the “Mezzanine Option”), provided that (i) the total loan amounts for such mortgage loan and such mezzanine loan equals the then outstanding amount of the Pacific Design Center Whole Loan immediately prior to the Lender’s exercise of the Mezzanine Option, and (ii) the weighted average interest rate of such mortgage loan and mezzanine loan initially equals the Pacific Design Center Whole Loan Interest Rate. The Pacific Design Center Borrower must, cooperate with the Lender in the Lender’s exercise of the Mezzanine Option in good faith and in a timely manner, which such cooperation will include, but not be limited to, (i) executing such amendments to the Pacific Design Center Loan Documents and the Pacific Design Center Borrower or any SPE Component Entity’s organizational documents as may be reasonably requested by the Lender or requested by the Rating Agencies in connection with the Lender’s exercising the Mezzanine Option, (ii) creating one or more Single Purpose Entities, which such mezzanine borrower will (A) own, directly or indirectly, 100% of the equity ownership interests in the Pacific Design Center Borrower (the “Equity Collateral”), and (B) together with such constituent equity owners of such mezzanine borrower as may be designated by the Lender, execute such agreements, instruments and other documents as may be reasonably required and requested in writing by the Lender in connection with the mezzanine loan (including, without limitation, a promissory note evidencing the mezzanine loan and a pledge and security agreement pledging the Equity Collateral to the Lender as security for the mezzanine loan); and (iii) delivering such opinions, title endorsements, UCC title insurance policies, documents and/or instruments relating to the Property Documents and other materials as may be reasonably required by the Lender or the Rating Agencies and requested in writing.

Governing Law

The Pacific Design Center Loan Documents are governed by the laws of the State of New York, other than any action in respect of the creation, perfection or enforcement of a lien or security interest created pursuant to any of the Pacific Design Center Loan Documents not governed by the laws of the State of New York.

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ANNEX A

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

All capitalized terms used in this Annex A that are not defined in this Memorandum have the meanings ascribed to such terms in the Pacific Design Center Loan Agreement.

Subject to the exceptions and disclosure set forth in the Pacific Design Center Loan Agreement, the Pacific Design Center Borrower made the following representations and warranties in the Pacific Design Center Loan Agreement as to itself and the Pacific Design Center Mortgaged Property. These representations and warranties were made at the time the Pacific Design Center Whole Loan was originated and there can be no assurance that such representations and warranties are true and correct as of the date of this Memorandum.

(1)           Legal Status and Authority. Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of formation; (b) is duly qualified to transact business and is in good standing in the State; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own, operate and lease the Property. Borrower has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms of the Pacific Design Center Loan Agreement and to keep and observe all of the terms of the Pacific Design Center Loan Agreement, the Note, the mortgage and the other Loan Documents on Borrower’s part to be performed.

(2)           Validity of Document. (a) The execution, delivery and performance of the Pacific Design Center Loan Agreement, the Note, the mortgage and the other Loan Documents by Borrower and Guarantor and the borrowing evidenced by the Note and the Pacific Design Center Loan Agreement (i) are within the power and authority of Borrower; (ii) have been authorized by all requisite organizational action of Borrower; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a material default under any provision of law, any order or judgment of any court or Governmental Authority, any license, certificate or other approval required to operate the Property, any applicable organizational documents, or any applicable indenture, agreement or other instrument, including, without limitation, the Management Agreement or the Parking Management Agreement; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created by the Pacific Design Center Loan Agreement and by the other Loan Documents; and (vi) will not require any authorization or license from, or any filing with, any Governmental Authority (except for the recordation of the mortgage in appropriate land records in the State and except for Uniform Commercial Code filings relating to the security interest created by the Pacific Design Center Loan Agreement), (b) the Pacific Design Center Loan Agreement, the Note, the mortgage and the other Loan Documents have been duly executed and delivered by Borrower and Guarantor, (c) the Pacific Design Center Loan Agreement the Note, the mortgage and the other Loan Documents constitute the legal, valid and binding obligations of Borrower and Guarantor and (d) as of the date of the Pacific Design Center Loan Agreement, Guarantor is legally competent and has the legal mental capacity to execute and deliver the Loan Documents. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Creditors Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)). Neither Borrower nor Guarantor has asserted any right of rescission, set-off, counterclaim or defense with respect to the Loan Documents.

(3)           Litigation. There is no action, suit, proceeding or governmental investigation, in each case, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of Borrower’s knowledge, threatened or contemplated against Borrower or Guarantor or against or affecting the Property other than those that either (i) have been disclosed to Lender by Borrower in writing

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in connection with the closing of the Loan or (ii) are fully covered by insurance and would not otherwise have a Material Adverse Effect.

(4)           Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which would have a Material Adverse Effect. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property is bound. Borrower has no material financial obligation under any agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property and (b) obligations under the Pacific Design Center Loan Agreement, the mortgage, the Note and the other Loan Documents. There is no agreement or instrument to which Borrower is a party or by which Borrower is bound that would require the subordination in right of payment of any of Borrower’s obligations under the Pacific Design Center Loan Agreement or under the Note to an obligation owed to another party.

(5)           Financial Condition.

(a)   Borrower is solvent and Borrower has received reasonably equivalent value for the granting of the mortgage. No proceeding under Creditors Rights Laws with respect to any Borrower Party has been initiated.

(b)   In the last ten (10) years, no (i) petition in bankruptcy has been filed by or against any Borrower Party and (ii) Borrower Party has ever made any assignment for the benefit of creditors or taken advantage of any Creditors Rights Laws.

(c)   No Borrower Party is contemplating either the filing of a petition by it under any Creditors Rights Laws or the liquidation of its assets or property and Borrower has no knowledge of any Person contemplating the filing of any such petition against any Borrower Party.

(d)   With respect to any loan or financing in which any Borrower Party (excluding the Manager) or any Affiliate thereof has been directly or directly obligated for or has, in connection therewith, otherwise provided any guaranty, indemnity or similar surety, including, without limitation and to the extent applicable, the loan which is being refinanced by the Loan, no lender pursuant to such mortgage loans or mortgage financings has ever declared an “Event of Default” (as such term or any other term of similar import is defined under the terms of the documents governing such mortgage loans or mortgage financings), beyond any applicable notice and cure periods, which such “Event of Default” remained uncured for thirty (30) days or longer.

(6)           Disclosure. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made in the Pacific Design Center Loan Agreement to be materially misleading.

(7)           ERISA; No Plan Assets.

(a)   As of the origination date and until the Debt is repaid in accordance with the applicable terms and conditions of the Pacific Design Center Loan Agreement, (a) Borrower is not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (b) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, (c) transactions by or with Borrower are not and will not be subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans and (d) none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA. As of the Pacific Design Center Origination Date, neither Borrower, nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the IRS Code), maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).

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(b)   Each of Borrower, the Constituent Owners of Borrower, the Property and acquisition thereof (i) have complied with FIRRMA or (ii) are not covered by or FIRRMA is not applicable thereto.

(8)           Not a Foreign Person. Borrower is not a “foreign person” within the meaning of § 1445(f)(3) of the IRS Code.

(9)           Business Purposes. The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

(10)        Borrower’s Principal Place of Business. Borrower’s principal place of business and its chief executive office as of the Pacific Design Center Origination Date is c/o Cohen Brothers Realty Corporation, 750 Lexington Avenue, 28th floor, New York, New York 10022. Borrower’s mailing address, as set forth in the opening paragraph of the Pacific Design Center Origination date or as changed in accordance with the provisions of the Pacific Design Center Loan Agreement, is true and correct. Borrower’s federal tax identification number is 95-4764617. Borrower is not subject to back-up withholding taxes.

(11)        Status of Property.

(a)   Borrower has obtained all Permits, all of which are in full force and effect as of the Pacific Design Center Origination Date and not subject to revocation, suspension, forfeiture or modification.

(b)   Except as set forth in the Zoning Report, the Property and the present and contemplated use and occupancy thereof are in full compliance with all applicable zoning ordinances, building codes, land use laws, Environmental Laws and other similar Legal Requirements. Borrower has access to, and the exclusive right to use and enjoy, at least 183 parking spaces in the parking facility located on the Red Parcel.

(c)   The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

(d)   All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public. The Property has either direct access to such public roads or streets or access to such public roads or streets by virtue of a perpetual easement or similar agreement inuring in favor of Borrower and any subsequent owners of the Property.

(e)   The Property is served by public water and sewer systems.

(f)    The Property is free from damage caused by fire or other casualty. The Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; except as set forth in the Property Condition Report, to Borrower’s knowledge there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

(g)   All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and, to Borrower’s knowledge, no rights are outstanding that under applicable Legal Requirements could give rise to any such liens) affecting the Property which are or may be prior to or equal to the lien of the mortgage.

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(h)   Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than Tenants’ property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created by the Pacific Design Center Loan Agreement, the Note, the mortgage and the other Loan Documents.

(i)    To Borrower’s knowledge, all liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Legal Requirements.

(j)    Except as expressly disclosed on the Survey, no portion of the Improvements is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts. No part of the Property consists of or is classified as wetlands, tidelands or swamp and overflow lands.

(k)   Except as disclosed on the Survey, all the Improvements lie within the boundaries of the Land and any building restriction lines applicable to the Land.

(l)    To Borrower’s knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

(m)  The Property is in full compliance with those certain Certificates of Occupancy issued by the City of West Hollywood and listed on Schedule 1 attached to this Annex A.

(n)   Except in connection with any work at the Property that is ongoing as of the Pacific Design Center Origination Date and which has been disclosed to Lender in writing in connection with the origination of the Loan, Borrower has not (i) made, ordered or contracted for any construction, repairs, alterations or improvements to be made on or to the Property which have not been completed and paid for in full, (ii) ordered materials for any such construction, repairs, alterations or improvements which have not been paid for in full or (iii) attached any fixtures to the Property which have not been paid for in full. Except in connection with any ongoing work at the Property which has been disclosed to Lender in writing in connection with the origination of the Loan, there is no such construction, repairs, alterations or improvements ongoing at the Property as of the Pacific Design Center Origination Date.

(o)   The Property and the present and contemplated use and occupancy thereof are in full compliance with all Legal Requirements that require space at the Property to remain vacant (including, without limitation, any requirement to maintain vacant space at the Property as a condition to the approval of any use of other space at the Property).

(12)        Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower’s best knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of the access to the Property.

(13)        Separate Lots. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

(14)        Insurance. Borrower has obtained and has delivered to Lender certified copies of all Policies (or such other evidence acceptable to Lender) reflecting the insurance coverages, amounts and other requirements set forth in the Pacific Design Center Loan Agreement. There are no present claims of any material nature under any of the Policies, and to Borrower’s knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

(15)        Use of Property. The Property is used exclusively for office, lab, showroom and other appurtenant and related uses.

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(16)        Leases and Rent Roll. Except as disclosed in the Pacific Design Center Origination Date Estoppels and the rent roll for the Property delivered to, certified to and approved by Lender in connection with the closing of the Loan (the “Rent Roll”), (a) Borrower is the sole owner of the entire lessor’s interest in the Leases; (b) the Leases are valid and enforceable and in full force and effect; (c) all of the Leases are arms-length agreements with bona fide, independent third parties; (d) no party under any Lease is in monetary default thereunder and to Borrower’s knowledge, no party under any Lease is in non-monetary default thereunder; (e) all Rents due have been paid in full and no Tenant is in arrears in its payment of Rent; (f) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified occupancy statement delivered to and approved by Lender; (g) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (h) none of the Rents have been collected for more than one (1) month in advance (except a Security Deposit shall not be deemed rent collected in advance); (i) except as set forth in the Pacific Design Center Origination Date Estoppels, the premises demised under the Leases have been completed, all improvements, repairs, alterations or other work required to be furnished on the part of Borrower under the Leases have been completed, the Tenants under the Leases have accepted the premises demised thereunder and have taken possession of the same on a rent-paying basis and any payments, credits or abatements required to be given by Borrower to the Tenants under the Leases have been made in full; (j) except as set forth in the Pacific Design Center Origination Date Estoppels, there exist no offsets or defenses to the payment of any portion of the Rents and Borrower has no monetary obligation to any Tenant under any Lease; (k) Borrower has received no notice from any Tenant challenging the validity or enforceability of any Lease; (l) there are no agreements with the Tenants under the Leases other than expressly set forth in each Lease; (m) except with respect to the Current Subleases, no Lease is subject to a sublease; (n) no Lease contains an option to purchase, right of first refusal to purchase, right of first refusal to lease additional space at the Property, or any other similar provision; (o) no Person has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease; (p) all Security Deposits relating to the Leases are reflected on the Rent Roll and have been collected by Borrower; (q) no brokerage commissions or finders fees are due and payable regarding any Lease (r) each Tenant is in actual, physical occupancy of the premises demised under its Lease; (s) to the best of Borrower’s knowledge, there are no actions or proceedings (voluntary or otherwise) pending against any Tenants or guarantors under Leases, in each case, under bankruptcy or similar insolvency laws or regulations; and (t) to the best of Borrower’s knowledge, no event has occurred giving any Tenant the right to cease operations at its leased premises (i.e., “go dark”), terminate its Lease or pay reduced or alternative Rent to Borrower under any of the terms of such Lease, such as a co-tenancy provision. Prior to the Pacific Design Center Origination Date, Borrower has (A) requested Tenant estoppel certificates from each Tenant and (B) delivered to Lender all executed estoppels that were actually received from Tenants. With respect to the Current Subleases, to Borrower’s knowledge: (i) each Current Sublease is in full force and effect and no party thereto is in material default thereunder, (ii) each subtenant thereunder is open and operating in its demised premises in a manner consistent with the terms of the applicable prime Lease, (iii) each subtenant thereunder has an absolute obligation to attorn to Borrower, at Borrower’s option, if the applicable prime Lease shall be terminated, and (iv) Borrower has no obligation (unless it shall so elect) to recognize any such sub-tenant’s sublease as a direct Lease in the event the applicable prime Lease shall be terminated.

(17)        Filing and Recording Taxes. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Pacific Design Center Loan Agreement, the mortgage, the Note and the other Loan Documents, including, without limitation, the mortgage, have been paid or will be paid, and, under current Legal Requirements, the mortgage and the other Loan Documents are enforceable in accordance with their terms by Lender (or any subsequent holder thereof), except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Creditors Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(18)        Management Agreement and Parking Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and, to

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Borrower’s knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. As of the Pacific Design Center Origination Date, no management fees under the Management Agreement are due and payable. The Parking Management Agreement is in full force and effect and there is no default thereunder by any party thereto and, to Borrower’s knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. As of the Pacific Design Center Origination Date, no management fees under the Parking Management Agreement are due and payable. As of the Pacific Design Center Origination Date, (a) pursuant to the Parking Management Agreement the Parking Manager manages the parking at the Property and the Red Parcel, (b) Borrower is entitled to receive fifty-two percent (52%) of all revenues collected or otherwise received by Parking Manager in connection with such parking and (c) Borrower is responsible for no more than fifty-two percent (52%) of the costs and expenses related to such common management of the parking at the Property and the Red Parcel.

(19)        Illegal Activity/Forfeiture.

(a)   No portion of the Property has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity and to the best of Borrower’s knowledge, there are no illegal activities or activities relating to controlled substances at the Property.

(b)   There has not been and shall never be committed by Borrower or any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under the Pacific Design Center Loan Agreement, the Note, the mortgage or the other Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

(20)        Taxes. Borrower has filed all federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Borrower knows of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

(21)        Permitted Encumbrances. None of the Permitted Encumbrances, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by the Pacific Design Center Loan Agreement, the mortgage, the Note and the other Loan Documents materially and adversely affects the value or marketability of the Property, impairs the use or the operation of the Property or impairs Borrower’s ability to pay its obligations in a timely manner.

(22)        Third Party Representations. Each of the representations and the warranties made by Guarantor in the other Loan Documents (if any) are true, complete and correct in all material respects.

(23)        Non-Consolidation Opinion Assumptions. All of the assumptions made in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto and/or certificates delivered in connection therewith, are true, complete and correct.

(24)        Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of the Pacific Design Center Loan Agreement, the mortgage, the Note or the other Loan Documents.

(25)        Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding

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Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

(26)        Fraudulent Conveyance. Borrower (a) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

(27)        Anti-Money Laundering and Economic Sanctions. Borrower hereby represents, warrants and covenants that each Borrower Party, each and every Person Affiliated with any Borrower Party and their directors, officers, employees or agents and any Person that has an economic interest in any Borrower Party, in each case, has not, and at all times throughout the term of the Loan, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, shall not: (i) be (or have been) a Sanctioned Person or organized, located or resident in a Sanctioned Jurisdiction; (ii) fail to operate (or have operated) under policies, procedures and practices (including, without limitation, recordkeeping and reporting), if any, that are in compliance with (and ensure compliance with) the Patriot Act, AC Laws, AML Laws and Sanctions; (iii) directly or indirectly use (or have used) any part if the proceeds of the Loan (including, without limitation, any sums disbursed from time to time under the Pacific Design Center Loan Agreement) or otherwise lend, contribute or make the same available (or have lent, contributed or made the same available), in each case, (A) to fund or facilitate any activities or business (I) of or with any Sanctioned Person or (II) of or in any Sanctioned Jurisdiction, (B) in any manner that would result in a violation of any Sanctions by any Person or (C) in violation of any applicable laws (including, without limitation, the Patriot Act, AC Laws, AML Laws and/or Sanctions), (iv) be (or have been) a Person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; or (v) be (or have been) owned or controlled by or be (or have been) acting for or on behalf of, in each case, any Person who has been determined to be subject to the prohibitions contained in the Patriot Act. Without limitation of any other term or provision contained in the Pacific Design Center Loan Agreement, it shall be an Event of Default under the Pacific Design Center Loan Agreement if any Borrower Party or any other party to any Loan Document becomes the subject of Sanctions or is indicted, arraigned or custodially detained on charges involving Sanctions, the Patriot Act, AC Laws and/or AML Laws and/or predicate crimes to AC Laws, the Patriot Act, AML Laws and Sanctions. Borrower hereby represents and covenants that none of the execution, delivery or performance of the Loan Documents or any activities, transactions, services, collateral and/or security contemplated thereunder has or shall result in a breach of the Patriot Act, AC Laws, AML Laws and/or Sanctions by any party to the Loan Documents or their respective Affiliates. All capitalized words and phrases and all defined terms used in the Patriot Act are incorporated into this Section. As used in the Pacific Design Center Loan Agreement, (A) “AC Laws” shall mean collectively (i) all laws, rules and regulations concerning or relating to bribery or corruption, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977 and all other applicable anti-bribery and corruption laws and (ii) any amendment, extension, replacement or other modification of any of the foregoing from time to time and any corresponding provisions of future laws; (B) “AML Laws” shall mean collectively (i) all laws, rules, regulations and guidelines concerning or relating to money laundering issued, administered and/or enforced by any governmental and/or regulatory agency and (ii) any amendment, extension, replacement or other modification of any of the foregoing from time to time and any corresponding provisions of future laws; (C) “OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State; (D) “Patriot Act” shall mean collectively (i) the Uniting and Strengthening America by Providing Appropriate Tools Required to

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Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same was restored and amended by Uniting and Strengthening America by Fulfilling Rights and Ensuring Effective Discipline Over Monitoring Act (USA FREEDOM Act) of 2015, (ii) all statutes, orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to applicable anti-money laundering laws, rules and regulations and (iii) any amendment, extension, replacement or other modification of any of the foregoing from time to time and any corresponding provisions of future laws; (E) “Sanctions” shall mean economic, trade and/or financial sanction, requirements and/or embargoes, in each case, imposed, administered and/or enforced from time to time by any Sanctions Authority; (F) “Sanctions Authority” shall mean the United States (including, without limitation, OFAC) and any other relevant sanctions authority; (G) “Sanctioned Jurisdiction” shall mean, at any time, a country or territory that is, or whose government is, the subject of Sanction; and (H) “Sanctioned Person” shall mean, at any time, (i) any Person listed in any Sanctions related list maintained by any Sanctions Authority, (ii) any Person located, organized or resident in a Sanctioned Jurisdiction and/or (iii) any other subject of Sanctions (including, without limitation, any Person Controlled or 50% or more owned (in each case, directly and/or indirectly and in the aggregate) by (or acting for, on behalf of or at the direction of) any Person or Persons described in subsections (i) and/or (ii) of this definition).

(28)        Organizational Chart. The organizational chart in Schedule 1 attached to this Annex A (the “Organizational Chart”), relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the Pacific Design Center Origination Date.

(29)        Bank Holding Company. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

(30)        Property Document Representations. With respect to each Property Document, Borrower hereby represents that (a) each Property Document is in full force and effect and has not been amended, restated, replaced or otherwise modified (except, in each case, as expressly set forth in the Pacific Design Center Loan Agreement), (b) there are no defaults under any Property Document by any party thereto and, to Borrower’s knowledge, no event has occurred which, but for the passage of time, the giving of notice, or both, would constitute a default under any Property Document, (c) all rents, additional rents and other sums due and payable under the Property Documents have been paid in full, (d) no party to any Property Document has commenced any action or given or received any notice for the purpose of terminating any Property Document, and (e) the representations made in any estoppel or similar document delivered with respect to any Property Document in connection with the Loan are true, complete and correct and are hereby incorporated by reference as if fully set forth in the Pacific Design Center Loan Agreement.

(31)        No Change in Facts or Circumstances; Disclosure. All information (excluding the Third Party Reports) submitted by (or on behalf of) Borrower, Guarantor to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower and/or Guarantor in the Pacific Design Center Loan Agreement or in the other Loan Documents, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise have a Material Adverse Effect. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made in the Pacific Design Center Loan Agreement to be materially misleading. All financial data, including, without limitation, the balance sheets, statements of cash flow, statements of income and operating expense and rent rolls, that have been delivered (or otherwise disclosed) to Lender in respect of Borrower and/or the Property, to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with the Approved Accounting Method throughout the periods covered, except as disclosed therein. Notwithstanding the foregoing, the parties acknowledge (for the avoidance of doubt) that (a) the only financial information in respect of the Guarantor that is subject to this Section 3.35 and Section 10.1(e) of the Pacific Design Center Loan Agreement shall be any written financial information actually delivered to Lender by (or on behalf of) any Borrower Party in connection

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with the origination of the Loan and (b) Borrower makes no representation in this Section 3.35 relating to any financial information in respect of Guarantor other than the accuracy of the written information referenced in the foregoing clause (a).

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SCHEDULE 1

CERTIFICATES OF OCCUPANCY AND ORGANIZATIONAL CHART

1.	Certificates of Occupancy.
Certificate Date	Building Address	Building Permit No.
August 30, 1988	8687 Melrose Avenue, West Hollywood, CA 90069	7489A
October 4, 1988	630 San Vincente, West Hollywood, CA 90069	000395
June 27, 1988	8687 Melrose Avenue, West Hollywood, CA 90069	7489A
November 9, 1987	8687 Melrose Avenue, West Hollywood, CA 90069	7669
2.	Organizational Chart.

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